Exhibit 4.1

Execution copy

UNITED AIRLINES, INC.

EACH OF THE GUARANTORS PARTY HERETO

4.375% SENIOR SECURED NOTES DUE 2026

4.625% SENIOR SECURED NOTES DUE 2029

INDENTURE

Dated as of April 21, 2021

Wilmington Trust, National Association

as Trustee

and

Wilmington Trust, National Association

as Collateral Trustee

TABLE OF CONTENTS

Section 3.09.	Offer to Purchase by Application of Excess Proceeds	55

EXHIBITS

Exhibit A FORM OF NOTE

Exhibit B FORM OF CERTIFICATE OF TRANSFER

Exhibit C FORM OF CERTIFICATE OF EXCHANGE

Exhibit D FORM OF SUPPLEMENTAL INDENTURE

Exhibit E FORM OF NOTATION OF GUARANTEE

v

INDENTURE dated as of April 21, 2021, among United Airlines, Inc., a Delaware corporation, United Airlines Holdings, Inc., a Delaware corporation, and Wilmington Trust, National Association, as trustee and as collateral trustee.

The Company, each Guarantor, and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 4.375% Senior Secured Notes due 2026 (the “2026 Notes”) and the 4.625% Senior Secured Notes due 2029 (the “2029 Notes” and together with the 2026 Notes, the “Notes” and each a separate “series” of Notes):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.         Definitions.

“144A Global Note” means a Global Note of any series substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Account” shall have the meaning given to such term in the Collateral Trust Agreement.

“Account Control Agreements” shall have the meaning given to such term in the Collateral Trust Agreement.

“Act of Required Debtholders” means, as to any matter at any time:

(1)           prior to the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50% of the Priority Lien Debt, calculated in accordance with the terms and the provisions described in Section 7.2 of the Collateral Trust Agreement and as follows:

(x)           the amount of Priority Lien Debt to be voted by the holders of a Series of Priority Lien Debt will equal the sum of:

(a)       the aggregate outstanding principal amount of such Series of Priority Lien Debt (including the face amount of outstanding letters of credit whether or not then available or drawn); and

(b)       the aggregate unfunded commitments to extend credit which, when funded, would constitute Priority Lien Debt under such Series of Priority Lien Debt; and

(y)          following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Priority Lien Debt will cast all of its votes under such Series of Priority Lien Debt as a block;

provided, however, that after (1) the termination or expiration of all commitments to extend credit that constitute Priority Lien Debt, (2) the payment in full in cash of the principal of and interest (including Special Interest, if any) and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit), (3) the discharge or cash collateralization (at the lower of (a) 105% of the aggregate undrawn amount or (b) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt, and (4) the payment in full in cash of all other Priority Lien Obligations other than any Priority Lien Obligations consisting of Banking Product Obligations, Hedging Obligations and Contingent Liabilities, the term “Act of Required Debtholders” will mean the holders of more than 50% of the sum of the aggregate “settlement amount” (or similar term) (as defined in the applicable Hedge Agreement relating to Priority Lien Obligations consisting of a Hedging Obligation) or, with respect to any such Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (including any termination payments then due) under such Hedge Agreement, under all Hedge Agreements relating to Priority Lien Obligations consisting of Hedging Obligations; provided that the “settlement amount” (or similar term) as of the last Business Day of the month preceding any date of determination shall be calculated by the appropriate swap counterparties and reported to the Collateral Trustee upon request; provided further, that any Hedging Obligation with a “settlement amount” (or similar term) that is a negative number shall be disregarded for purposes of all calculations required by the term “Act of Required Debtholders;” and

(2)           at any time after the Discharge of Priority Lien Obligations, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of more than 50% of the Junior Lien Debt, calculated in accordance with the terms and the provisions described in Section 7.2 of the Collateral Trust Agreement and as follows:

(x)           the amount of Junior Lien Debt to be voted by the holders of a Series of Junior Lien Debt will equal the sum of:

(a)       the aggregate outstanding principal amount of such Series of Junior Lien Debt (including the face amount of outstanding letters of credit whether or not then available or drawn); and

(b)       the aggregate unfunded commitments to extend credit which, when funded, would constitute Junior Lien Debt under such Series of Junior Lien Debt; and

(y)           following and in accordance with the outcome of the applicable vote under its Secured Debt Documents, the Secured Debt Representative of each Series of Junior Lien Debt will cast all of its votes under such Series of Junior Lien Debt as a block;

provided, however, that after (1) the termination or expiration of all commitments to extend credit that would constitute Junior Lien Debt, (2) the payment in full in cash of the principal of and interest and premium (if any) on all Junior Lien Debt (other than any undrawn letters of credit), (3) the discharge or cash collateralization (at the lower of (a) 105% of the aggregate undrawn amount or (b) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Junior Lien Document) of all outstanding letters of credit constituting Junior Lien Debt, and (4) the payment in full in cash of all other Junior Lien Obligations other than any Junior Lien Obligations consisting of Banking Product Obligations, Hedging Obligations and Contingent Liabilities, the term “Act of Required Debtholders” will mean the holders of more than 50% of the sum of the aggregate “settlement amount” (or similar term) (as defined in the applicable Hedge Agreement relating to Junior Lien Obligations consisting of a Hedging Obligation) or, with respect to any such Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (including any termination payments then due) under such Hedge Agreement, under all Hedge Agreements relating to Junior Lien Obligations consisting of Hedging Obligations; provided that the “settlement amount” (or similar term) as of the last Business Day of the month preceding any date of determination shall be calculated by the appropriate swap counterparties and reported to the Collateral Trustee upon request; provided further, that any Hedging Obligation with a “settlement amount” (or similar term) that is a negative number shall be disregarded for purposes of all calculations required by the term “Act of Required Debtholders.”

For purposes of this definition, (a) Secured Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding, and (b) votes will be determined in accordance with Section 7.2 of the Collateral Trust Agreement.

“Additional 2026 Notes” means an unlimited aggregate principal amount of 2026 Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02, 2.14 and 4.08 hereof which shall have identical terms as the Initial 2026 Notes, other than with respect to the date of issuance and issue price.

“Additional 2029 Notes” means an unlimited aggregate principal amount of 2029 Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02, 2.14 and 4.08 hereof which shall have identical terms as the Initial 2029 Notes, other than with respect to the date of issuance and issue price.

“Additional Notes” means Additional 2026 Notes and Additional 2029 Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that the PBGC shall not be an Affiliate of the Company or any Guarantor. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. A specified Person shall not be deemed to control another Person solely because such specified Person has the right to determine the aircraft flights operated by such other Person under a code sharing, capacity purchase or similar agreement.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Airline/Parent Merger” means the merger or consolidation, if any, of the Company and UAH.

“Airport Authority” means any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.

“Applicable Appraisal Discount Rate” means 8%.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Applicable Terminal Value Growth Rate” with respect to any Route, a terminal value growth rate based on the following table (as determined by reference to the applicable region in which such Route was included, or would have been included, by reference to the Initial Appraisals):

Region	Sub-Region	Applicable Terminal Value Growth Rate
Atlantic	London	1.5%
Atlantic	Europe	1.5%
Atlantic	Africa	3.0%
Atlantic	India	3.0%
Atlantic	Canada	1.5%
Pacific	Guam and Pacific Island	2.0%
Pacific	Oceania	2.0%
Pacific	Japan	1.5%
Pacific	China	3.0%
Pacific	Miscellaneous Asia	2.0%
Latin America	Mexico	2.5%
Latin America	South America	2.5%
Latin America	Caribbean	2.0%
Latin America	Central America	2.0%

“Appraisal” means (i) any Initial Appraisal and (ii) any other appraisal, dated the date of delivery thereof, prepared by and applicable Appraiser, which certifies, at the time of determination, in reasonable detail the Appraised Value of Collateral and (x) in the case of aircraft, airframes or engines, is a “desk-top” appraisal of the fair market value assuming half-life condition, except that any such equipment that is Stored shall have an assumed value of zero, (y) in the case of Routes or FAA Slots, whose methodology (in the case of any Routes, utilizing the Applicable Appraisal Discount Rate and the Applicable Terminal Value Growth Rate) and form of presentation are consistent in all material respects with the methodology and form of presentation of the Initial Appraisal applicable to such type of Collateral, or which, as to any deviations from such methodology (including as to discount rate and terminal value growth rate) and/or form of presentation, are otherwise reasonably satisfactory to the Collateral Trustee in accordance with the requirements in the Collateral Trust Agreement, and (z) in the case of assets other than aircraft, airframes, engines, Routes and FAA Slots, which sets forth the fair market value thereof in a manner consistent with market practice for assets of such type in a manner reasonably satisfactory to the Collateral Trustee in accordance with the requirements in the Collateral Trust Agreement.

“Appraised Value” means, as of any date of determination, the sum of (a) the aggregate value of all Collateral (other than cash and Cash Equivalents pledged as Collateral) of the Company or any of the Grantors as of such date, as reflected in the most recent Appraisal delivered in respect of such Collateral in accordance with this Indenture as of that date (for the avoidance of doubt, calculated after giving effect to any additions to or eliminations from the Collateral since the date of delivery of such Appraisal), and (b) 160% of the amount of cash and Cash Equivalents pledged at such time as Collateral; provided that if any Slots at an airport have been added to or eliminated from the Collateral since the most recent Appraisal of the Slots included in the Collateral at such airport and such Appraisal assigned differing Appraised Values to Slots at such airport based on criteria set forth therein, such added or eliminated Slots at such airport shall be assigned an Appraised Value in accordance with such criteria set forth in such Appraisal for purposes of determining the Appraised Value of all remaining Slots; provided, further, that when used in reference to any particular item of Collateral, “Appraised Value” shall mean the value of such item of Collateral as reflected in such most recent Appraisal of such Collateral; provided that if at the relevant time the Company has not previously delivered pursuant to this Indenture an Appraisal of a specific Collateral item (such as a single Route), but has delivered an Appraisal that includes the Appraised Value of a portion of the Collateral (such as all Routes to a particular region) that includes such specific Collateral item, the Company shall allocate the Appraised Value of such specific Collateral item on a reasonable basis, and such allocated amounts shall be the Appraised Value of such specific Collateral item, except that this proviso shall not be applicable in a case where this Indenture or another Note Document expressly requires that the Company obtain an Appraisal in respect of such specific Collateral item.

“Appraiser” means, (a) in the case of Slots, Routes or Gate Leaseholds, BK Associates, Inc., MBA, ICF or, if none of the foregoing are available to provide an Appraisal, (i) any successor thereof (including any proposed appraiser the employees or principals of which previously appraised any of the Slots, Routes or Gate Leaseholds for any of the foregoing Appraisers) or (ii) any other independent appraisal firm reasonably satisfactory to the Company (b) in the case of aircraft, airframes, or engines, Alton Aviation Consultancy, AVITAS, Inc., Aviation Specialists Group, Inc., BK Associates, Inc., IBA Group Ltd., ICF, MBA, or any other independent appraisal firm reasonably satisfactory to the Company, or (c) in the case of other assets, any independent appraisal firm reasonably satisfactory to the Company.

“Banking Product Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of any treasury, depository and cash management-services, netting services and automated clearing house transfers of funds services including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith, in each case designated by the Company as Banking Product Obligations from time to time by written notice to the Collateral Trustee.

“Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Board of Directors” means:

(1)       with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)       with respect to a partnership, the board of directors of the general partner of the partnership;

(3)       with respect to a limited liability company, the managing member or members, manager or managers or any controlling committee of managing members or managers thereof; and

(4)       with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Markets Offering” means any offering of “securities” (as defined under the Securities Act) in (a) a public offering registered under the Securities Act, or (b) an offering not required to be registered under the Securities Act (including, without limitation, a private placement under Section 4(a)(2) of the Securities Act, an exempt offering pursuant to Rule 144A and/or Regulation S of the Securities Act and an offering of exempt securities).

“Capital Stock” means:

(1)       in the case of a corporation, corporate stock;

(2)       in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)       in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)       any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)       direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

(2)       direct obligations of state and local government entities, in each case maturing within one year from the date of acquisition thereof, which have, a rating of at least A- (or the equivalent thereof) from S&P or A-3 (or the equivalent thereof) from Moody’s;

(3)       obligations of domestic or foreign companies and their subsidiaries (including, without limitation, agencies, sponsored enterprises or instrumentalities chartered by an Act of Congress, which are not backed by the full faith and credit of the United States), including, without limitation, bills, notes, bonds, debentures, and mortgage-backed securities, in each case maturing within one year from the date of acquisition thereof;

(4)       Investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 (or the equivalent thereof) from S&P or P-2 (or the equivalent thereof) from Moody’s;

(5)       Investments in certificates of deposit (including Investments made through an intermediary, such as the certificated deposit account registry service), banker’s acceptances, time deposits, Eurodollar time deposits and overnight bank deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any other commercial bank of recognized standing organized under the laws of the United States or any state thereof that has a combined capital and surplus and undivided profits of not less than $100,000,000;

(6)       fully collateralized repurchase agreements with a term of not more than six months for underlying securities that would otherwise be eligible for investment;

(7)       Investments in money in an investment company registered under the Investment Company Act of 1940, as amended, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in clauses (1) through (6) above. This could include, but not be limited to, money market funds or short-term and intermediate bonds funds;

(8)       money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA (or the equivalent thereof) by S&P and Aaa (or the equivalent thereof) by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

(9)       deposits available for withdrawal on demand with commercial banks organized in the United States (or any foreign jurisdiction in which UAH or any Restricted Subsidiary operates) having capital and surplus in excess of $100.0 million;

(10)       securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A- by S&P or A3 by Moody’s; and

(11)       any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet.

“Change of Control” means the occurrence of any of the following:

(1)       the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of UAH and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); provided that the sale by Company of all or substantially all of its properties or assets to UAH shall not constitute a Change of Control; or

(2)       the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of UAH (measured by voting power rather than number of shares), other than (A) any such transaction where the Voting Stock of UAH (measured by voting power rather than number of shares) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such Beneficial Owner (measured by voting power rather than number of shares), or (B) any merger or consolidation of UAH with or into any Person (including any “person” (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case, if immediately after such transaction no Person (including any “person” (as defined above)) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person

(measured by voting power rather than number of shares); provided that the occurrence of the Airline/Parent Merger shall not be deemed to constitute a Change of Control.

“Change of Control Triggering Event” means, with respect to the Notes of any series, the occurrence of both a Change of Control and a Rating Decline.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” means the assets and properties of the Grantors now owned or hereafter acquired upon which Liens have been granted to the Collateral Trustee to secure the Secured Debt Obligations, including any Cure Collateral and all of the “Collateral” as defined in the Security Documents, but excluding all such assets and properties released from such Liens pursuant to the applicable Security Document.

“Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of the date of this Indenture, among the Company, the Trustee, the other Secured Debt Representatives from time to time party thereto and the Collateral Trustee, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time.

“Collateral Trustee” means Wilmington Trust, National Association, in its capacity as Collateral Trustee under the Collateral Trust Agreement, together with its successors in such capacity.

“Company” means United Airlines, Inc., a Delaware corporation, and any and all successors thereto.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an independent investment banker as having a maturity comparable to the remaining term of the Notes of the series to be redeemed (assuming the 2026 Notes matured on the 2026 Par Call Date and the 2029 Notes matured on the 2029 Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (assuming the 2026 Notes matured on the 2026 Par Call Date and the 2029 Notes matured on the 2029 Par Call Date).

“Comparable Treasury Price” means, with respect to any redemption date, for any series of Notes, (1) the average of four reference treasury dealer quotations for such redemption date, after excluding the highest and lowest reference treasury dealer quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (or loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP and without any reduction in respect of preferred stock dividends; provided that:

(1)       all net after tax extraordinary, non-recurring or unusual gains or losses and all gains or losses realized in connection with any Disposition of assets of such Person or the disposition of securities by such Person or the early extinguishment of Indebtedness of such Person, together with any related provision for taxes on any such gain, will be excluded;

(2)       the net income (but not loss) of any Person that is not the specified Person or a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included for such period only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the specified Person;

(3)       the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(4)       the cumulative effect of a change in accounting principles on such Person will be excluded;

(5)       the effect of non-cash gains and losses of such Person resulting from Hedging Obligations, including attributable to movement in the mark-to-market valuation of Hedging Obligations pursuant to Financial Accounting Standards Board Accounting Standards Codification 815—Derivatives and Hedging will be excluded;

(6)       any non-cash compensation expense recorded from grants by such Person of stock appreciation or similar rights, stock options or other rights to officers, directors or employees, will be excluded;

(7)       the effect on such Person of any non-cash items resulting from any amortization, write-up, write-down or write-off of assets (including intangible assets, goodwill and deferred financing costs) in connection with any acquisition, disposition, merger, consolidation or similar transaction (including but not limited to the Airline/Parent Merger) or any other non-cash impairment charges incurred subsequent to the Issue Date resulting from the application of Financial Accounting Standards Board Accounting Standards Codifications 205—Presentation of Financial Statements, 350—Intangibles—Goodwill and Other, 360—Property, Plant and Equipment and 805—Business Combinations (excluding any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such item is subsequently reversed), will be excluded; and

(8)       any provision for income tax reflected on such Person’s financial statements for such period will be excluded to the extent such provision exceeds the actual amount of taxes paid in cash during such period by such Person and its consolidated Subsidiaries.

“Consolidated Tangible Assets” means, as of any date of determination, Consolidated Total Assets of UAH and its consolidated Restricted Subsidiaries excluding goodwill, patents, trade names, trademarks, copyrights, franchises and any other assets properly classified as intangible assets, in accordance with GAAP.

“Consolidated Total Assets” means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of UAH and its consolidated Restricted Subsidiaries as the total assets of UAH and its consolidated Restricted Subsidiaries in accordance with GAAP.

“Continental” means Continental Airlines, Inc., a Delaware corporation (now known as United Airlines, Inc., and the Company hereunder).

“Contingent Liabilities” means, at any time, any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.01 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means any of the Revolving Credit Agreement and the Term Loan Credit Agreement.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreements) or, commercial paper facilities, reimbursement agreements or other agreements providing for the extension of credit, or securities purchase agreements, indentures or similar agreements, whether secured or unsecured, in each case, with banks, insurance companies, financial institutions or other institutional lenders or investors providing for, or acting as initial purchasers of, revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or, letters of credit, surety bonds, insurance products or the issuance and sale of securities, in each case, as amended, restated, modified, renewed, extended, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Cure Collateral” means (a) cash and Cash Equivalents pledged to the Collateral Trustee (and subject to an Account Control Agreement), (b) any airframes, aircraft, engines and spare parts of the Company or any other Grantor that are eligible for the benefits of Section 1110, (c) Accounts of the Company or any other Grantor, (d) Slots of the Company or any other Grantor (which shall include any Gate Leaseholds necessary for servicing the scheduled air carrier service utilizing such Slots) or Routes of the Company or any other Grantor (which shall include any Slots and Gate Leaseholds necessary for servicing the scheduled air carrier service authorized by such Routes), and (e) ground support equipment, real property assets, QEC Kits, tooling, flight simulators and material intellectual property of the Company or any Grantor, in each case (x) meeting any applicable requirements set forth in the Collateral Trust Agreement, (y) designated as “Cure Collateral” in an Officers’ Certificate delivered by the Company to the Collateral Trustee and (z) pledged on a Secured Debt Lien basis to the Collateral Trustee. For the avoidance of doubt, any proceeds received from any sale or other disposition of, or from any casualty or insurance event with respect to, any Cure Collateral shall also constitute Cure Collateral.

“Custodian” means the Trustee, as custodian with respect to the Notes of each series in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note of any series registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the applicable form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Discharge of Priority Lien Obligations” means the occurrence of all of the following:

(1)       termination or expiration of all commitments to extend credit that would constitute Priority Lien Debt;

(2)       payment in full in cash of the principal of and interest (including Special Interest, if any) and premium (if any) on all Priority Lien Debt (other than any undrawn letters of credit);

(3)       discharge or cash collateralization (at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Priority Lien Document) of all outstanding letters of credit constituting Priority Lien Debt; and

(4)       payment in full in cash of all other Priority Lien Obligations that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash (other than Contingent Liabilities and Bank Product Obligations).

“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings. For the avoidance of doubt, a reduction in frequency of flight operations over, or suspension or cancellation of, a Route shall not be a “Disposition” with respect to such Route.

“Disqualified Stock” means, as determined for purposes of covenants herein with respect to any series of Notes, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale), is convertible or exchangeable for Indebtedness or Disqualified Stock, or is redeemable at the option of the holder of the Capital Stock, in whole or in part (other than as a result of a change of control or asset sale), on or prior to the date that is 91 days after the date on which such series of Notes matures. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require UAH to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that UAH may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.06. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that UAH and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“DOT” means the United States Department of Transportation and any successor thereto.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Affiliate Transaction” means any transaction, contract, agreement, understanding, loan, advance or guarantee of UAH or any of its Restricted Subsidiaries with, or for the benefit of, UAH or any Affiliate of UAH (an “Affiliate Transaction”) comprised of any of the following:

(1)       any employment agreement, confidentiality agreement, non-competition agreement, incentive plan, employee stock option agreement, long-term incentive plan, profit sharing plan, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by UAH or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)       transactions between or among UAH and/or its Restricted Subsidiaries (including without limitation in connection with any full or partial “spin-off” or similar transactions);

(3)       transactions with a Person (other than an Unrestricted Subsidiary of UAH) that is an Affiliate of UAH solely because UAH owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)       payment of fees, compensation, reimbursements of expenses (pursuant to indemnity arrangements or otherwise) and reasonable and customary indemnities provided to or on behalf of officers, directors, employees or consultants of UAH or any of its Restricted Subsidiaries;

(5)       any issuance of Qualifying Equity Interests to Affiliates of UAH or any increase in the liquidation preference of preferred stock of UAH;

(6)       transactions with customers, clients, suppliers or purchasers or sellers of goods or services in the ordinary course of business or transactions with joint ventures, alliances, alliance members or Unrestricted Subsidiaries entered into in the ordinary course of business;

(7)       Permitted Investments and Restricted Payments that do not violate Section 4.06 hereof;

(8)       loans or advances to employees in the ordinary course of business not to exceed $20.0 million in the aggregate at any one time outstanding;

(9)       transactions pursuant to agreements or arrangements in effect on the Issue Date or any amendment, modification or supplement thereto or replacement thereof and any payments made or performance under any agreement as in effect on the Issue Date or any amendment, replacement, extension or renewal thereof (so long as such agreement as so amended, replaced, extended or renewed is not materially less advantageous, taken as a whole, to the Holders than the original agreement as in effect on the Issue Date);

(10)       transactions between or among UAH and/or its Subsidiaries or transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment;

(11)       any transaction effected as part of a Qualified Receivables Transaction;

(12)       any purchase by UAH’s Affiliates of Indebtedness of UAH or any of its Restricted Subsidiaries, the majority of which Indebtedness is offered to Persons who are not Affiliates of UAH;

(13)       transactions pursuant to, in connection with or contemplated by any Marketing and Service Agreement;

(14)       transactions between UAH or any of its Restricted Subsidiaries and any employee labor union or other employee group of UAH or such Restricted Subsidiary provided such transactions are not otherwise prohibited by this Indenture;

(15)       transactions with captive insurance companies of UAH or any of its Restricted Subsidiaries; and

(16)       transactions between a Non-Recourse Financing Subsidiary and any Person in which the Non-Recourse Financing Subsidiary has an Investment; and

(17)        any other such Affiliate Transaction involving aggregate payments or consideration of not more than $50.0 million.

“Excluded Contributions” means net cash proceeds received by UAH after the Issue Date from:

(1)       contributions to its common equity capital (other than from any Subsidiary); or

(2)       the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of UAH or any Subsidiary) of Qualifying Equity Interests,

in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed on or around the date such capital contributions are made or the date such Equity Interests are sold, as the case may be. Excluded Contributions will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (a)(2)(B) of Section 4.06.

“Excluded Property” shall have the meaning given to such term in any Security Document.

“FAA” means the Federal Aviation Administration of the United States of America and any successor thereto.

“FAA Slot” means, in the case of airports in the United States, at any time, the right and operational authority to conduct one Instrument Flight Rule (as defined in Title 14) scheduled landing or take-off operation at a specific time or during a specific time period at any airport at which landings or take-offs are restricted, including, without limitation, slots and operating authorizations, whether pursuant to FAA or DOT regulations or orders pursuant to Title 14, Title 49 or other federal statutes now or hereinafter in effect, excluding any Temporary Slots.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by an officer of the Company (unless otherwise provided in this Indenture); provided that any such officer of the Company shall be permitted to consider the circumstances existing at such time (including, without limitation, economic or other conditions affecting the United States airline industry generally and any relevant legal compulsion, judicial proceeding or administrative order or the possibility thereof) in determining such Fair Market Value in connection with such transaction.

“Fitch” means Fitch, Inc., also known as Fitch Ratings, and its successors.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)       the consolidated interest expense (net of interest income) of such Person and its Restricted Subsidiaries for such period to the extent that such interest expense is payable in cash (and such interest income is receivable in cash); plus

(2)       the interest component of leases that are capitalized in accordance with GAAP of such Person and its Restricted Subsidiaries for such period to the extent that such interest component is related to lease payments payable in cash; plus

(3)       any interest expense actually paid in cash for such period by such specified Person on Indebtedness of another Person that is guaranteed by such specified Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one of its Restricted Subsidiaries; plus

(4)       the product of (A) all cash dividends accrued on any series of preferred stock of such Person or any of its Restricted Subsidiaries for such period, other than to UAH or a Restricted Subsidiary of UAH, times (B) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP; plus

(5)       the aircraft rent expense of such Person and its Restricted Subsidiaries for such period to the extent that such aircraft rent expense is payable in cash,

all as determined on a consolidated basis in accordance with GAAP.

“Foreign Aviation Authorities” means any foreign governmental, quasi-governmental, regulatory or other agency, public corporation or private entity that exercises jurisdiction over the authorization (a) to serve any foreign point on each of the pledged Routes and/or to conduct operations related to the pledged Routes and pledged Gate Leaseholds and/or (b) to hold and operate any Foreign Slots.

“Foreign Slot” means, in the case of airports outside the United States, at any time, the right and operational authority to conduct one landing or takeoff at a specific time or during a specific time period, excluding any Temporary Slots.

“GAAP” means generally accepted accounting principles in the United States of America, which are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board, such other statements by such other entity as have been approved by a significant segment of the accounting profession and the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

“Gate Leaseholds” means, at any time, all of the right, title, privilege, interest and authority, now held or hereafter acquired, of the Company or any Grantor in connection with the right to use or occupy holdroom and passenger boarding and deplaning space in any airport terminal at which the Company or such Grantor conducts scheduled operations.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01 or 2.06(b)(3), 2.06(b)(4) or 2.06(d)(2).

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Governmental Authority”  means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government. Governmental Authority shall not include any Person in its capacity as an Airport Authority.

“Grantor” means the Company and any Guarantor that shall at any time pledge Collateral under a Security Document.

“Guarantee” means a guarantee (other than (a) by endorsement of negotiable instruments for collection or (b) customary contractual indemnities, in each case in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions).

“Guarantor” means, collectively, UAH and each Subsidiary of UAH that executes and delivers to the Trustee a supplemental indenture substantially in the form of Exhibit D pursuant to which such Subsidiary will provide a Note Guarantee. As of the Issue Date, UAH is the sole Guarantor and, for the avoidance of doubt, nothing in this Indenture shall require that any Subsidiary of UAH become a Guarantor (unless assets of such Subsidiary are pledged as Collateral).

“Hedge Agreement” means any agreement evidencing Hedging Obligations.

“Hedging Obligations” means, with respect to any specified Person, the Obligations of such Person under:

(1)       interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)       other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)       other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices, but excluding (x) clauses in purchase agreements and maintenance agreements pertaining to future prices and (y) fuel purchase agreements and fuel sales that are for physical delivery of the relevant commodity.

“Holder” means a Person in whose name a Note is registered.

“IATA” means the International Air Transport Association and any successor thereto.

“ICF” means ICF International.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding advance ticket sales, accrued expenses and trade payables), whether or not contingent:

(1)       in respect of borrowed money;

(2)       evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)       in respect of banker’s acceptances;

(4)       representing Capital Lease Obligations;

(5)       representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, and excluding in any event trade payables arising in the ordinary course of business; or

(6)       representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815—Derivatives and Hedging (or any successor provision thereto) and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

For the avoidance of doubt, Banking Product Obligations do not constitute Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Investment Banker” means each of J.P. Morgan Securities LLC and Barclays Capital Inc. or their successors, as specified by the Company, or, if such firms are unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial 2026 Notes” means the first $2.0 billion aggregate principal amount of 2026 Notes issued under this Indenture on the date of this Indenture.

“Initial 2029 Notes” means the first $2.0 billion aggregate principal amount of 2029 Notes issued under this Indenture on the date of this Indenture.

“Initial Appraisals” means, collectively, the report of (i) MBA setting forth the Appraised Value of the pledged FAA Slots and related Pledged Gate Leaseholds and (ii) BK Associates, Inc. setting forth the Appraised Value of the pledged Routes and related pledged Foreign Slots and pledged Gate Leaseholds, in each case, included in the Collateral on the Issue Date, delivered to the Trustee on the date of this Indenture and described in the Offering Memorandum under the caption “Description of Collateral—Appraisals.”

“Initial Notes” means the Initial 2026 Notes and the Initial 2029 Notes.

“Initial Purchasers” means Barclays Capital Inc., J.P. Morgan Securities LLC, BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, BNP Paribas Securities Corp. and Credit Agricole Securities (USA) Inc.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating category of Moody’s); and a rating of BBB- or better by S&P (or its equivalent under any successor rating category of S&P).

“Investments” means, with respect to any Person, all direct or indirect investments made from and after the Issue Date by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees), capital contributions or advances (but excluding advance payments and deposits for goods and services and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If UAH or any Restricted Subsidiary of UAH sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of UAH after the Issue Date such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of UAH, UAH will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of UAH’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.06. Notwithstanding the foregoing, any Equity Interests retained by UAH or any of its Subsidiaries after a disposition or dividend of assets or Capital Stock of any Person in connection with any partial “spin-off” of a Subsidiary or similar transactions shall not be deemed to be an Investment. The acquisition by UAH or any Restricted Subsidiary of UAH after the Issue Date of a Person that holds an Investment in a third Person will be deemed to be an Investment by UAH, or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.06. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means April 21, 2021.

“Junior Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Grantors to secure Junior Lien Obligations.

“Junior Lien Debt” means any Indebtedness (including letters of credit and reimbursement obligations with respect thereto) of the Company that is secured on a junior basis to the Priority Lien Debt by a Junior Lien that was permitted to be incurred and so secured under each then extant Secured Debt Document; provided that:

(1)       on or before the date on which such Indebtedness is incurred by the Company, such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to each Secured Debt Representative and the Collateral Trustee, as “Junior Lien Debt” for the purposes of any then extant Secured Debt Document, governing any other then existing Priority Lien Debt and the Collateral Trust Agreement; provided that no Series of Secured Debt may be designated as both Junior Lien Debt and Priority Lien Debt;

(2)       such Junior Lien satisfies all applicable requirement for being a Permitted Lien under clause (2) of such term;

(3)       such Indebtedness is governed by an indenture, credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(4)       all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Trustee’s Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements and the other provisions of this clause (4) will be conclusively established if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Junior Lien Debt”).

For the avoidance of doubt, Banking Product Obligations and Hedging Obligations do not constitute Junior Lien Debt, but may constitute Junior Lien Obligations.

“Junior Lien Documents” means, collectively any indenture, credit agreement or other agreement governing each Series of Junior Lien Debt and the security documents related thereto.

“Junior Lien Obligations” means Junior Lien Debt and all other Obligations in respect thereof, together with Hedging Obligations that are secured, or intended to be secured, under the Junior Lien Documents if the provider of such Hedging Obligations has agreed to be bound by the terms of the Collateral Trust Agreement as a holder of Junior Lien Obligations or such provider’s interest in the Collateral is subject to the terms of the Collateral Trust Agreement as a holder of Junior Lien Obligations and if such Hedging Obligations are permitted to be incurred and so secured under each applicable Secured Debt Document.

“Junior Lien Representative” means the trustee, agent or representative of the holders of any Series of Junior Lien Debt who maintains the transfer register for such Series of Junior Lien Debt and (a) is appointed as a Junior Lien Representative (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, together with its successors in such capacity, and (b) has become a party to the Collateral Trust Agreement by executing a joinder in the form required under the Collateral Trust Agreement.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (but excluding any lease, sublease, use or license agreement or swap agreement or similar arrangement by any Grantor described in clause (5)(d) or (6) of the definition of “Permitted Disposition”), including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified

Receivables Transaction, any agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Lien Sharing and Priority Confirmation” means:

(1)       as to any future Series of Priority Lien Debt, the written agreement of the holders of such Series of Priority Lien Debt (or the Secured Debt Representative with respect to such Series of Priority Lien Debt), as set forth in the indenture, credit agreement or other agreement governing such Series of Priority Lien Debt, for the benefit of all holders of Secured Debt and each future Secured Debt Representative:

(a)       that all Priority Lien Obligations will be and are secured equally and ratably by all Priority Liens at any time granted by the Grantors to the Collateral Trustee to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral, and that all such Priority Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Priority Lien Obligations equally and ratably;

(b)       that the holders of Obligations in respect of such Series of Priority Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and

(c)       consenting to the terms of the Collateral Trust Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform its obligations under, the Collateral Trust Agreement and the other Security Documents; and

(2)       as to any Series of Junior Lien Debt, the written agreement of the holders of such Series of Junior Lien Debt (or the Secured Debt Representative with respect to such series), as set forth in the indenture, credit agreement or other agreement governing such Series of Junior Lien Debt, for the benefit of all holders of Secured Debt and each Secured Debt Representative:

(a)       that all Junior Lien Obligations will be and are secured equally and ratably by all Junior Liens at any time granted by the Grantors to the Collateral Trustee to secure any Obligations in respect of such Series of Junior Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Junior Lien Debt, and that all such Junior Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Junior Lien Obligations equally and ratably;

(b)       that the holders of Obligations in respect of such Series of Junior Lien Debt are bound by the provisions of the Collateral Trust Agreement, including the provisions relating to the ranking of Junior Liens and the order of application of proceeds from the enforcement of Junior Liens; and

(c)       consenting to the terms of the Collateral Trust Agreement and the Collateral Trustee’s performance of, and directing the Collateral Trustee to perform its obligations under, the Collateral Trust Agreement and the other Security Documents.

“Liquidity” means the sum of (i) all unrestricted cash and Cash Equivalents of UAH and the Company (excluding, for the avoidance of doubt, any cash or Cash Equivalents held in accounts subject to Account Control Agreements), (ii) the aggregate principal amount committed and available to be drawn by UAH and the Company (taking into account all borrowing base limitations or other restrictions) under all revolving credit facilities of UAH and the Company and (iii) the scheduled net proceeds (after giving effect to any expected repayment of existing Indebtedness using such proceeds) of any Capital Markets Offering of UAH or the Company that has priced but has not yet closed (until the earliest of the closing thereof, the termination thereof without closing or the date that falls five (5) Business Days after the initial scheduled closing date thereof); provided that, for purposes of clause (19) of Section 4.06(b), Liquidity shall further include the amounts set forth in clauses (i)-(iii) above attributable to any Restricted Subsidiary.

“Marketing and Service Agreements” means any business, marketing and/or service agreements among the Company (or any Guarantor) and/or any of its Subsidiaries and such other parties from time to time that include, but are not limited to, code-sharing, pro-rate, capacity purchase, service, frequent flyer, ground handling and marketing agreements, in each case that are entered into in the ordinary course of business.

“Material Adverse Effect” means a material adverse effect on (a) the consolidated business, operations or financial condition of UAH and its Restricted Subsidiaries, taken as a whole, (b) the validity or enforceability of the Notes, the Indenture or the Security Documents or the rights or remedies of the Trustee, the Collateral Trustee and the Holders thereunder, or (c) the ability of the Company and the Guarantors, collectively, to pay the obligations under the Indenture or the Notes; provided that the impact of the COVID-19 disease will be disregarded for purposes of determining whether the conditions to the Issue Date have been satisfied to the extent disclosed in UAH’s Annual Report on Form 10-K for 2020 or any report filed by UAH on Form 10-Q or Form 8-K with the SEC prior to the Issue Date.

“Material Indebtedness” means Indebtedness of the Company and/or Guarantors (other than the Notes) outstanding under the same agreement in a principal amount exceeding $200,000,000.

“MBA” means Morten Beyer & Agnew.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Net Proceeds” means the aggregate cash and Cash Equivalents received by UAH or any Grantor in respect of any Disposition (including, without limitation, any cash or Cash Equivalents received in respect of or upon the sale or other disposition of any non-cash consideration received in any Disposition) or Recovery Event, net of: (a) the direct costs and expenses relating to such Disposition and incurred by UAH or a Grantor (including the sale or disposition of such non-cash consideration) or any such Recovery Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Disposition or Recovery Event, taxes paid or payable as a result of the Disposition or Recovery Event, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements; (b) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP; and (c) any portion of the purchase price from a Disposition placed in escrow pursuant to the terms of such Disposition (either as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Disposition) until the termination of such escrow.

“Non-Recourse Debt” means Indebtedness:

(1)       as to which neither UAH, nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise; and

(2)       as to which the holders of such Indebtedness do not otherwise have recourse to the stock or assets of UAH, or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary).

“Non-Recourse Financing Subsidiary” means any Subsidiary of UAH that (a) has no Indebtedness other than Non-Recourse Debt and (b) engages in no activities other than those relating to the financing of specified assets and other activities incidental thereto.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Documents” means this Indenture, the Notes, the Note Guarantees and the Security Documents.

“Note Guarantees” means the Guarantee by each Guarantor of the Company’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial 2026 Notes and the Additional 2026 Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the 2026 Notes shall include the Initial 2026 Notes and any Additional 2026 Notes. The Initial 2029 Notes and the Additional 2029 Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the 2029 Notes shall include the Initial 2029 Notes and any Additional 2029 Notes.

“Obligations” means, with respect to any Indebtedness, any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including all interest and fees accrued thereon after the commencement of any insolvency or liquidation proceeding, at the rate, including any applicable post-default rate, specified in such indebtedness, even if such interest or fees are not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities, in each case payable under the documentation governing such Indebtedness.

“Offering Memorandum” the Company’s Offering Memorandum dated April 14, 2021, relating to the initial offering of the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company or UAH by an Officer of the Company or UAH, respectively, that meets the requirements of Section 13.03 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.03 hereof. The counsel may be an employee of or counsel to UAH or the Company, any Subsidiary of UAH or the Company or the Trustee.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

“Permitted Business” means any business that is the same as, or reasonably related, ancillary, supportive or complementary to, the business in which UAH and its Restricted Subsidiaries are engaged on the date of this Indenture.

“Permitted Disposition” means any of the following:

(1)       the Disposition of Collateral permitted under the applicable Security Documents;

(2)       the Disposition of cash or Cash Equivalents constituting Collateral in exchange for other cash or Cash Equivalents constituting Collateral and having reasonably equivalent value therefor;

(3)       sales or dispositions (but without in any way limiting the effect of clause (1) above) of surplus, obsolete, negligible or uneconomical assets no longer used in the business of the Company and the other Grantors, including returns of Slots to the FAA; provided that any such sale or disposition, as applicable, is made in the ordinary course of business consistent with past practices and does not materially and adversely affect the business of UAH and its Restricted Subsidiaries, taken as a whole;

(4)       Dispositions of Collateral among the Grantors (including any Person that shall become a Grantor simultaneous with such Disposition in the manner contemplated by Section 4.11); provided that:

(a)       such Collateral remains at all times subject to a Lien with the same priority and level of perfection as was the case immediately prior to such Disposition (and otherwise subject only to Permitted Liens) in favor of the Collateral Trustee for the benefit of the Secured Parties following such Disposition,

(b)       concurrently therewith, the Grantors shall execute any documents and take any actions reasonably required to create, grant, establish, preserve or perfect such Lien in accordance with the other provisions of this Indenture or the Security Documents,

(c)       concurrently therewith or promptly thereafter, the Collateral Trustee shall receive an Officers’ Certificate, with respect to the matters described in clauses (a) and (b) hereof and, if reasonably requested by the Collateral Trustee, an opinion of counsel to the Company (which may be in-house counsel) as to the validity and perfection of such Lien on the Collateral,

(d)       concurrently with any Disposition of Collateral to any Person that shall become a Grantor simultaneous with such Disposition in the manner contemplated by Section 4.11, such Person shall have complied with the requirements of Section 4.11; and

(e)       the preceding provisions of clauses (a) through (d) shall not be applicable to any Disposition resulting from a merger or consolidation permitted by Section 5.01; and

(5)           (a)       abandonment of Slots and Gate Leaseholds; provided that such abandonment is (A) in connection with the downsizing of any hub or facility which does not materially and adversely affect the business of UAH and its Restricted Subsidiaries, taken as a whole, (B) in the ordinary course of business consistent with past practices and does not materially and adversely affect the business of UAH and its Restricted Subsidiaries, taken as a whole, (C) reasonably determined by the Company to relate to Collateral of de minimis value or surplus to the Company’s needs or (D) required by the DOT, the FAA, Foreign Aviation Authorities or other Governmental Authority and, in the case of any such abandonment under this clause (a), does not have a Material Adverse Effect,

(b)       exchange of Slots pledged as Collateral in the ordinary course of business that in UAH’s reasonable judgment are of reasonably equivalent value (so long as the Slots received in such exchange are concurrently pledged as Collateral, and such exchange would not result in a Material Adverse Effect),

(c)       the termination of leases or subleases or airport use or license agreements in the ordinary course of business to the extent such terminations do not have a Material Adverse Effect, or

(d)       any other lease or sublease of, or use or license agreements with respect to, assets and properties that constitute Slots or Gate Leaseholds in the ordinary course of business and swap agreements or similar arrangements with respect to Slots in the ordinary course of business and which lease, sublease, use or license agreement or swap agreement or similar arrangement (A) has a term of one year or less, or does not extend beyond two comparable IATA traffic seasons (and contains no option to extend beyond either of such periods), (B) has a term (including any option period) longer than allowed in clause (A); provided, however, that (x) in the case of each transaction pursuant to this clause (B), an Officer’s Certificate is delivered to the Collateral Trustee concurrently with or promptly after the applicable Grantor’s entering into any such transaction that (i) immediately after giving effect to such transaction the Priority Debt Coverage Test would be satisfied (excluding, for purposes of calculating such ratio, the proceeds of such transaction and the intended use thereof), (ii) the Collateral Trustee’s Liens on Collateral subject to such lease, sublease, use, license agreement or swap or similar arrangement are not materially adversely affected (it being understood that no Permitted Lien shall be deemed to have such an effect) and (iii) no Event of Default exists at the time of such transaction, and (y) immediately after giving effect to any transaction pursuant to this clause (B), the aggregate Appraised Value of Collateral subject to transactions covered by this clause (B) shall not exceed $300,000,000; provided that the foregoing cap shall not apply to the extent such lease, sublease, use or license agreement or swap agreement or similar arrangement is required or advisable (as reasonably determined by the Company) to preserve and keep in full force and effect its rights in such Slot or Gate Leasehold, (C) is for purposes of operations by another airline operating under a brand associated with the Company (such as “United Express”) or otherwise operating routes under a joint business arrangement or at the Company’s direction under a code share agreement, capacity purchase agreement, pro-rate agreement or similar arrangement between such airline and the Company, or (D) is subject and subordinated to the rights (including remedies) of the Collateral Trustee under the applicable Security Documents;

(6)       the lease or sublease of assets and properties in the ordinary course of business; provided that, the rights of the lessee or sublessee shall be subordinated to the rights (including remedies) of the Collateral Trustee under the applicable Security Document;

(7)       any single transaction or series of related transactions that involves assets having an Appraised Value of less than $50.0 million; provided that, after giving pro forma effect to such transaction or transactions, the Priority Debt Coverage Test shall be satisfied; and

(8)       any Permitted Lien.

“Permitted Investments” means:

(1)       any Investment in UAH or in a Restricted Subsidiary of UAH;

(2)       any Investment in cash, Cash Equivalents and any foreign equivalents;

(3)       any Investment by UAH or any Restricted Subsidiary of UAH in a Person, if as a result of such Investment:

(a)       such Person becomes a Restricted Subsidiary of UAH; or

(b)       such Person, in one transaction or a series of related and substantially concurrent transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, UAH or a Restricted Subsidiary of UAH;

(4)       any Investment made as a result of the receipt of non-cash consideration from a Disposition of assets;

(5)       any acquisition of assets or Capital Stock in exchange for the issuance of Qualifying Equity Interests;

(6)       any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of UAH or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (b) litigation, arbitration or other disputes;

(7)       Investments represented by Hedging Obligations;

(8)       loans or advances to officers, directors or employees made in the ordinary course of business of UAH or any Restricted Subsidiary of UAH in an aggregate principal amount not to exceed $20.0 million at any one time outstanding;

(9)       redemption or purchase of the Notes, or prepayment of any other Priority Lien Debt;

(10)       any guarantee of Indebtedness other than a guarantee of Indebtedness of an Affiliate of UAH that is not a Restricted Subsidiary of UAH;

(11)       any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the Issue Date or (b) as otherwise permitted under this Indenture;

(12)       Investments acquired after the Issue Date as a result of the acquisition by UAH or any Restricted Subsidiary of UAH of another Person, including by way of a merger,

amalgamation or consolidation with or into UAH or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(13)      the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by UAH or a Subsidiary of UAH in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction;

(14)      accounts receivable arising in the ordinary course of business;

(15)      Investments in connection with outsourcing initiatives in the ordinary course of business;

(16)      Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value other than a reduction for all returns of principal in cash and capital dividends in cash), when taken together with all Investments made pursuant to this clause (16) that are at the time outstanding, not to exceed 30% of the total consolidated assets of UAH and its Restricted Subsidiaries at the time of such Investment; and

(17)      any Investment by UAH or any of its Subsidiaries so long as no Default has occurred and is continuing when such Investment is made.

“Permitted Liens” means:

(1)       (a) Priority Liens held by the Collateral Trustee securing Priority Lien Debt and all other Priority Lien Obligations under any Credit Agreement, and any refinancing of any such Indebtedness (up to an aggregate principal amount not exceeding the aggregate principal amount of the Indebtedness being refinanced plus accrued interest, fees and premiums (if any) thereon and reasonable fees and expenses associated with such refinancing) and (b) at any time after the first anniversary of the Issue Date, Priority Liens held by the Collateral Trustee securing Priority Lien Debt and all other Priority Lien Obligations (in each case, other than Priority Lien Obligations included in the foregoing clause (a)) provided (i) after giving pro forma effect to the issuance or incurrence of any such Indebtedness under this clause (b), the aggregate principal amount of all Priority Lien Debt would not exceed the greater of (A) $11,000,000,000 and (B) such an amount that would cause the Priority Debt Coverage Ratio to be equal to 2.0 to 1.0 and the Total Debt Coverage Ratio to be equal to 1.0 to 1.0; (ii) any such Indebtedness shall not be subject to or benefit from any Guarantee by any Person that does not also Guarantee the other Priority Lien Debt; provided, further, that the Company may, prior to the first anniversary of the Issue Date, issue or incur Indebtedness secured by Priority Liens that would otherwise be permitted by clause (b) above if such Indebtedness is used, directly or indirectly, to finance the acquisition (including through a Subsidiary, by way of stock acquisitions or by merger, consolidation or amalgamation that is not prohibited by Section 5.01) of additional Routes, Slots or Gate Leaseholds to be pledged as Collateral under the applicable Security Documents;

(2)       Liens held by the Collateral Trustee securing Junior Lien Debt and all other Junior Lien Obligations; provided that (i) all such junior Liens shall rank junior to the Priority Lien Obligations pursuant to the Collateral Trust Agreement and (ii) after giving pro forma effect to the issuance or incurrence of any such Indebtedness, the Total Debt Coverage Ratio shall be no less than 1.0 to 1.0;

(3)       Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(4)       Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(5)       Liens arising by operation of law in connection with judgments, attachments or awards which do not constitute an Event of Default hereunder;

(6)       Liens created for the benefit of (or to secure) the Obligations under this Indenture and the Notes;

(7)       (A) any overdrafts and related liabilities arising from treasury, netting, depository and cash management services or in connection with any automated clearing house transfers of funds, in each case as it relates to cash or Cash Equivalents, if any, and (B) Liens arising by operation of law or that are contractual rights of set-off in favor of the depository bank or securities intermediary in respect of any account pledged to the Collateral Trustee (or the Trustee) (as Collateral securing obligations under the Notes) and subject to an Account Control Agreement (or equivalent agreement to which the Trustee is a party);

(8)       licenses, sublicenses, leases and subleases by any Grantor as they relate to any aircraft, airframe, engine or any Cure Collateral and to the extent (A) such licenses, sublicenses, leases or subleases do not interfere in any material respect with the business of UAH and its Restricted Subsidiaries, taken as a whole, and in each case, such license, sublicense, lease or sublease is to be subject and subordinate to the Liens granted to the Collateral Trustee pursuant to the Security Documents, and in each case, would not result in a Material Adverse Effect or (B) otherwise expressly permitted by the Security Documents;

(9)       salvage or similar rights of insurers, in each case as it relates to any aircraft, airframe, engine or any Cure Collateral, if any;

(10)      in each case as it relates to any aircraft, Liens on appliances, parts, components, instruments, appurtenances, furnishings and other equipment installed on such aircraft and separately financed by a Grantor, to secure such financing;

(11)      Liens incurred in the ordinary course of business of UAH or any Restricted Subsidiary of UAH with respect to obligations that do not exceed in the aggregate $10.0 million at any one time outstanding;

(12)      Liens on Collateral permitted under the Security Document granting a Lien on such Collateral;

(13)      leases, subleases, use or license agreements and swap agreements constituting “Permitted Dispositions” pursuant to clause (5)(d) of such definition;

(14)      in the case of any Gate Leaseholds, any interest or title of a licensor, sublicensor, lessor, sublessor or airport operator under any lease, license or use agreement; and

(15)      only on or before (but not after) the Issue Date, Liens securing Indebtedness being repaid or replaced on or before the Issue Date.

“Permitted Refinancing Indebtedness” means any Indebtedness (or commitments in respect thereof) of UAH or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, extend, refinance, replace, defease or discharge other Indebtedness of UAH or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)       the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the original principal amount (or accreted value, if applicable) when initially incurred of the Indebtedness renewed, refunded, extended, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith); provided that with respect to any such Permitted Refinancing Indebtedness that is refinancing secured Indebtedness and is secured by the same collateral, the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness shall not exceed the greater of the preceding amount and the Fair Market Value of the assets securing such Permitted Refinancing Indebtedness;

(2)       if such Permitted Refinancing Indebtedness has a maturity date that is after the maturity date of the 2029 Notes (with any amortization payment comprising such Permitted Refinancing Indebtedness being treated as maturing on its amortization date), such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity that is (A) equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged or (B) more than 60 days after the latest maturity date of the 2029 Notes;

(3)       if the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged;

(4)       no Restricted Subsidiary that is not the Company or a Guarantor shall be an obligor with respect to such Permitted Refinancing Indebtedness unless such Restricted Subsidiary was an obligor with respect to the Indebtedness being renewed, refunded, extended, refinanced, replaced, defeased or discharged; and

(5)       notwithstanding that the Indebtedness being renewed, refunded, refinanced, extended, replaced, defeased or discharged may have been repaid or discharged by UAH or any of its Restricted Subsidiaries prior to the date on which the new Indebtedness is incurred, Indebtedness that otherwise satisfies the requirements of this definition may be designated as Permitted Refinancing Indebtedness so long as such renewal, refunding, refinancing, extension, replacement, defeasance or discharge occurred not more than 36 months prior to the date of such incurrence of Permitted Refinancing Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Priority Debt Coverage Ratio” means the ratio of (1) the Appraised Value of the Collateral to (2) the sum of (a) the aggregate principal amount of all Priority Lien Debt then outstanding minus (b) the amount of cash, Cash Equivalents or the undrawn amount of “back-to-back” letters of credit (meeting the requirements of the applicable Priority Lien Documents with respect thereto) separately securing the undrawn amounts of any outstanding letters of credit that constitute Priority Lien Obligations plus (c) the aggregate amount of all Hedging Obligations that constitute Priority Lien Obligations.

“Priority Debt Coverage Test” means that, on any date of determination, the Priority Debt Coverage Ratio shall not be less than 1.60 to 1.00.

“Priority Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Grantors to secure Priority Lien Obligations.

“Priority Lien Debt” means, in the case of clauses (2) and (3), subject to the Priority Lien thereunder satisfying any applicable requirements for being a Permitted Lien under clause (1) of such term:

(1)       (a) the 2026 Notes and (b) the 2029 Notes, each as issued by the Company under this Indenture; and

(2)       (a) Indebtedness (other than Banking Product Obligations and Hedging Obligations) of the Company under the Revolving Credit Agreement (including letters of credit and reimbursement obligations with respect thereto) in an aggregate principal amount not to exceed $2,000,000,000, (b) Indebtedness (other than Banking Product Obligations and Hedging Obligations) of the Company under the Term Loan Credit Agreement in an aggregate principal amount not to exceed $5,000,000,000, and (c) other Indebtedness (other than Banking Product Obligations and Hedging Obligation) of the Company under any such Credit Agreement that is permitted to be incurred and secured under each Secured Debt Document then extant (or as to which the lenders under the applicable Credit Agreement obtained an Officers’ Certificate at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and secured by all then extant Secured Debt Documents, with the satisfaction of the foregoing conditions in this clause (c) being conclusively established if the Company delivers an Officer’s Certificate to the Collateral Trustee expressly confirming such satisfaction); and

(3)       Indebtedness represented by notes issued by the Company under any indenture other than this Indenture or other Indebtedness (including Additional Notes and additional Credit Facilities and letters of credit and reimbursement obligations with respect thereto, but excluding Banking Product Obligations and Hedging Obligations) of the Company, in each case that is secured equally and ratably with the Notes and the other Priority Lien Debt then outstanding on a priority basis by a Priority Lien that is permitted to be incurred and so secured under each then extant Secured Debt Document; provided, in the case of any Indebtedness referred to in this clause (3), that:

(a)       on or before the date on which such Indebtedness is incurred by the Company, such Indebtedness is designated by the Company, in an Officers’ Certificate delivered to each Priority Lien Representative and the Collateral Trustee, as “Priority Lien Debt” for the purposes of the Secured Debt Documents; provided that no Series of Secured Debt may be designated as both Junior Lien Debt and Priority Lien Debt;

(b)       the Priority Lien Representative for such Indebtedness executes a joinder in the form required under the Collateral Trust Agreement and such Indebtedness is governed by a credit agreement or other agreement that includes a Lien Sharing and Priority Confirmation; and

(c)       all other requirements set forth in the terms and the provisions set forth in the Collateral Trust Agreement have been complied with (and the satisfaction of such requirements and the other provisions of this clause (c) will be conclusively established if the Company delivers to the Collateral Trustee an Officers’ Certificate stating that such requirements and other provisions have been satisfied and that such Indebtedness is “Priority Lien Debt”).

For the avoidance of doubt, Banking Product Obligations and Hedging Obligations do not constitute Priority Lien Debt, but may constitute Priority Lien Obligations.

“Priority Lien Documents” means this Indenture, each Credit Agreement, and any other Credit Facility pursuant to which any Priority Lien Debt is incurred and the Security Documents relating to the Priority Lien Debt.

“Priority Lien Obligations” means the Priority Lien Debt and all other Obligations in respect of Priority Lien Debt, together with the sum of (1) Hedging Obligations (i) having an aggregate “settlement amount” (or similar term) (as defined in the applicable Hedge Agreement relating to Priority Lien Obligations consisting of a Hedging Obligation) or (ii) with respect to any such Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any termination payments then due) under such Hedge Agreement, under all Hedge Agreements relating to Priority Lien Obligations consisting of Hedging Obligations, in each case that are secured, or intended to be secured, under the Priority Lien Documents pursuant to the requirement in the Collateral Trust Agreement if the provider of such Hedging Obligations has agreed to be bound by the terms of the Collateral Trust Agreement or such provider’s interest in the Collateral is subject to the terms of the Collateral Trust Agreement, minus the aggregate amount of all net proceeds of any sale or other disposition of Collateral or sale (or other issuance or disposition) of Capital Stock applied by the Company since the date of the Collateral Trust Agreement to repay any Hedging Obligations pursuant to the terms of the Priority Lien Documents under which such Hedging Obligations are secured or intended to be secured; provided that the “settlement amount” (or similar term) as of the last Business Day of the month preceding any date of determination shall be calculated by the appropriate swap counterparties and reported to the Collateral Trustee upon request plus (2) Banking Product Obligations of the Company that are secured, or intended to be secured, by the Priority Lien Documents if the provider of such Banking Product Obligations has agreed to be bound by the terms of the Collateral Trust Agreement or such provider’s interest in the Collateral is subject to the terms of the Collateral Trust Agreement, in an aggregate amount not to exceed, together with the amounts referred to in clause (1) above, $250,000,000.

“Priority Lien Representative” means (a)(1) in the case of the 2026 Notes, the Trustee, (2) in the case of the 2029 Notes, the Trustee, (3) in the case of the Revolving Credit Agreement, JPMorgan Chase Bank, N.A. or any successor administrative agent thereunder, or (4) in the case of the Term Loan Credit Agreement, JPMorgan Chase Bank, N.A. or any successor administrative agent thereunder, or (b) in the case of any other Series of Priority Lien Debt, the trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and (x) is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the security documents) pursuant to the credit agreement, this Indenture or other agreement governing such Series of Priority Lien Debt, together with its successors in such capacity, and (y) who has executed a joinder in the form required under the Collateral Trust Agreement.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QEC Kits” means the quick engine change kits of any Grantor.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivables Transaction” means any transaction or series of transactions entered into by UAH or any of its Subsidiaries pursuant to which UAH or any of its Subsidiaries sells, conveys or otherwise transfers to (1) a Receivables Subsidiary or any other Person (in the case of a transfer by UAH or any of its Subsidiaries) and (2) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of UAH or any of its Subsidiaries, and any assets related thereto including, without limitation, all Equity Interests and other investments in the Receivables Subsidiary, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable, other than assets that constitute Collateral or proceeds of Collateral.

“Qualified Replacement Assets” means (a) in the case of Collateral comprised of Slots, Routes or Gate Leaseholds of the Company, Slots of the Company or any Grantor (which shall include any Gate Leaseholds necessary for servicing the scheduled air carrier service utilizing such Slots) or Routes of the Company or any Grantor (which shall include any Slots and Gate Leaseholds necessary for servicing the scheduled air carrier service authorized by such Routes) and (b) in the case of Cure Collateral, Cure Collateral of any type (other than cash and Cash Equivalents).

“Qualifying Equity Interests” means Equity Interests of UAH other than Disqualified Stock.

“Rating Agency” means, with respect to the Notes of a series, (1) each of Fitch, Moody’s, and S&P, and (2) if any of Fitch, Moody’s, or S&P ceases to rate the Notes of such series or fails to make a rating of the Notes of such series publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3 (a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of the Company’s or UAH’s Board of Directors) as a replacement agency for Fitch, Moody’s, or S&P, or all of them, as the case may be.

“Rating Decline” with respect to the Notes of any series shall be deemed to occur if, within 60 days after public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes of such series is under publicly announced consideration for possible downgrade by any Rating Agency), the rating of the Notes of such series by each Rating Agency shall be decreased by one or more gradations and in each case below Investment Grade; provided that each Rating Agency indicates that such downgrade is as a result of such Change of Control.

“Receivables Subsidiary” means a Subsidiary of UAH which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of UAH (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by UAH or any Restricted Subsidiary of UAH (other than comprising a pledge of the Capital Stock or other interests in such Receivables

Subsidiary (an “incidental pledge”), and excluding any guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates UAH or any Restricted Subsidiary of UAH in any way other than through an incidental pledge or pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of UAH or any Subsidiary of UAH (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither UAH nor any Subsidiary of UAH has any material contract, agreement, arrangement or understanding (other than pursuant to the Qualified Receivables Transaction) other than (i) on terms no less favorable to UAH or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of UAH, and (ii) fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither UAH nor any Subsidiary of UAH has any obligation to maintain or preserve such Subsidiary’s financial condition, other than a minimum capitalization in customary amounts, or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of UAH will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of UAH giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any Collateral or any “event of loss” or similar term (as defined in the related Security Document pursuant to which a security interest in such Collateral is granted to the Collateral Trustee, if applicable) in respect of any such Collateral.

“Reference Treasury Dealer” means each of (1) J.P. Morgan Securities LLC and Barclays Capital Inc. or their successors, provided, however, that if the foregoing shall cease to be a primary U.S. government securities dealer in the United States (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer and (2) any three other Primary Treasury Dealers selected by the Company after consultation with an Independent Investment Banker.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue of the relevant series (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the calculation date.

“Regulation S” means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Regulation S Global Note” means, with respect to any series of Notes, a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes of such series sold in reliance on Rule 903 of Regulation S.

“Responsible Officer” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means, with respect to any series of Notes, a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means, with respect to any series of Notes, a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Revolving Credit Agreement” means that certain Revolving Credit and Guaranty Agreement to be dated as of the date of this Indenture, among the Company as borrower, each of UAH and the direct and indirect subsidiaries of UAH from time to time party thereto other than the Company as a guarantor, each of the several banks and other financial institutions or entities from time to time party thereto as a lender and JPMorgan Chase Bank, N.A., as administrative agent and Wilmington Trust, National Association, as collateral trustee, as amended, restated, amended and restated, supplemented, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise, and whether or not the amount of Indebtedness thereunder is increased) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

“Routes” means the authority of the Company or, if applicable, another Grantor, pursuant to Title 49 or other applicable law, to operate scheduled service between a specifically designated pair of terminal points and intermediate points, if any, including applicable frequencies, exemption and certificate authorities.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P Global Ratings and its successors.

“SEC” means the Securities and Exchange Commission.

“Secured Debt” means Priority Lien Debt and Junior Lien Debt.

“Secured Debt Documents” means the Priority Lien Documents and the Junior Lien Documents.

“Secured Debt Lien” means a Lien granted by a Security Document to the Collateral Trustee, at any time, upon any property of the Grantors to secure Secured Debt Obligations.

“Secured Debt Obligations” means Priority Lien Obligations and Junior Lien Obligations.

“Secured Debt Representative” means each Priority Lien Representative and each Junior Lien Representative.

“Secured Parties” means the holders of Secured Debt Obligations and the Secured Debt Representatives.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Documents” means the Collateral Trust Agreement, the SRG Security Agreement, the UK Debenture, each Lien Sharing and Priority Confirmation, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of any of the Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1 of the Collateral Trust Agreement.

“Series of Junior Lien Debt” means, severally, each issue or series of notes or other Indebtedness under any indenture or Credit Facility represented by a single Junior Lien Representative that constitutes Junior Lien Obligations.

“Series of Priority Lien Debt” means, severally, (a) the Indebtedness under the Revolving Credit Agreement (b) the Indebtedness under the Term Loan Credit Agreement, (c) the 2026 Notes (including any Additional 2026 Notes), (d) the 2029 Notes (including any Additional 2029 Notes), and (e) each series of additional notes or other Indebtedness under any indenture or Credit Facility represented by a single Priority Lien Representative that constitutes Priority Lien Obligations. For the avoidance of doubt, the 2026 Notes and the 2029 Notes constitute separate Series of Priority Lien Debt.

“Series of Secured Debt” means, severally, each Series of Priority Lien Debt and each Series of Junior Lien Debt.

“Significant Subsidiary” means any Restricted Subsidiary of UAH that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Slot” means each FAA Slot and each Foreign Slot, as the case may be.

“SRG Security Agreement” means that certain Priority Lien Security Agreement (Slots, Routes and Gates), to be dated as of the date of this Indenture, between the Company, any other Grantor from time to time party thereto, and the Collateral Trustee, as amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Stored” means, as to any aircraft, airframe, or engine, that such aircraft, airframe or engine has been stored (a) with a low expectation of a return to service within the one year following commencement of such storage and (b) in a manner intended to minimize the rate of environmental degradation of the structure and components of such aircraft, airframe or engine (as the case may be) during such storage.

“Subsidiary” means, at the date of determination, with respect to any specified Person:

(1)       any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)       any partnership, joint venture or limited liability company of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Temporary Slot” means, a slot that was obtained by a Grantor from another air carrier pursuant to an agreement (including any loan agreement, lease agreement, slot exchange agreement, a slot release agreement or other use arrangement) and is held by such Grantor on a temporary basis.

“Term Loan Credit Agreement” means that certain Term Loan Credit and Guaranty Agreement to be dated as of the date of this Indenture, among the Company as borrower, each of UAH and the direct and indirect subsidiaries of UAH from time to time party thereto other than the Company as a guarantor, each of the several banks and other financial institutions or entities from time to time party thereto as a lender and JPMorgan Chase Bank, N.A., as administrative agent and Wilmington Trust, National Association, as collateral trustee, as amended, restated, amended and restated, supplemented, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise, and whether or not the amount of Indebtedness thereunder is increased) or refinanced (including by means of sales of debt securities) in whole or in part from time to time.

“Title 14” means Title 14 of the U.S. Code of Federal Regulations, including Part 93, Subparts K and S thereof, as amended from time to time or any successor or recodified regulation.

“Title 49” means Title 49 of the United States Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto or any subsequent legislation that amends, supplements or supersedes such provisions.

“Total Debt Coverage Ratio” means the ratio of (1) the Appraised Value of the Collateral to (2) the sum of (a) the sum of (i) the aggregate principal amount of all Priority Lien Debt then outstanding minus (ii) the amount of cash, Cash Equivalents or the undrawn amount of “back-to-back” letters of credit (meeting the requirements of the applicable Priority Lien Documents with respect thereto) separately securing the undrawn amounts of any outstanding letters of credit that constitute Priority Lien Obligations, plus (iii) the aggregate amount of all Hedging Obligations that constitute Priority Lien Obligations, plus (b) the sum of (i) the aggregate principal amount of all Junior Lien Debt then outstanding minus (ii) the amount of cash, Cash Equivalents or the undrawn amount of “back-to-back” letters of credit (meeting the requirements of all applicable Secured Debt Documents with respect thereto) separately securing the undrawn amounts of any outstanding letters of credit that constitute Junior Lien Obligations plus (iii) the aggregate amount of all Hedging Obligations that constitute Junior Lien Obligations.

“Treasury Rate” means, with respect to any redemption date and any series of Notes:

(1)       the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after maturity date of the series of Notes to be redeemed (assuming the 2026 Notes matured on the 2026 Par Call Date and the 2029 Notes matured on the 2029 Par Call Date), yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(2)       if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Treasury Rate will be calculated on the third Business Day next preceding the date fixed for redemption (the “Calculation Date”).

“Trustee” means Wilmington Trust, National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“UAH” means United Airlines Holdings, Inc. (formerly known as United Continental Holdings, Inc.), a Delaware corporation.

“UK Debenture” means an English law debenture in form and substance reasonably acceptable to the Company and the Collateral Trustee, as the same may be amended, restated, modified, supplement, extended or amended and restated from time to time.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“United” means United Airlines, Inc., a Delaware corporation.

“United SRG” means all Slots, Routes and Gate Leaseholds of UAH or any of its Subsidiaries, other than any such Slots, Routes or Gate Leaseholds that are both (x) held by a foreign or domestic Subsidiary of UAH (other than the Company) formed or acquired after the date hereof as a result of or in connection with the acquisition of an existing airline having its own air carrier operating certificate (or equivalent in its applicable jurisdiction of certification) (including also any additional Subsidiaries as may be formed thereafter in connection with continued operations following such acquisition), and (y) operated under an air carrier operating certificate (or equivalent in its applicable jurisdiction of certification) separate from that of the Company.

“United States” or “U.S.” means the United States of America; provided that for geographic purposes, “United States” means, in aggregate, the 50 states and the District of Columbia of the United States of America.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of UAH that is designated by the Board of Directors of UAH as an Unrestricted Subsidiary in compliance with Section 4.12 hereof pursuant to a resolution of the Board of Directors of UAH, but only if such Subsidiary:

(1)       has no Indebtedness other than Non-Recourse Debt;

(2)       except as to Excluded Affiliate Transactions, is not party to any agreement, contract, arrangement or understanding with UAH or any Restricted Subsidiary of UAH unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to UAH or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of UAH;

(3)       is a Person with respect to which neither UAH nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4)       has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of UAH or any of its Restricted Subsidiaries; and

(5)       does not own any assets or properties that constitute Collateral.

“Use or Lose Rule” means with respect to FAA Slots or Foreign Slots, as the case may be, the terms of 14 C.F.R. Section 93.227 or other applicable utilization requirements issued by the FAA, other Governmental Authorities, any Foreign Aviation Authorities or any Airport Authorities.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)       the sum of the products obtained by multiplying (A) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)       the then outstanding principal amount of such Indebtedness.

Section 1.02.      Other Definitions.

Term	Defined in Section
“Authentication Order”	2.02

“Change of Control Offer”	4.08
“Change of Control Payment”	4.08
“Change of Control Payment Date”	4.08
“Collateral Disposition Offer”	4.06
“Covenant Defeasance”	8.03
“Cure Election”	4.10
“Cure Period”	4.10
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.06
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“Other Offer Notes”	4.06
“Paying Agent”	2.03
“Purchase Date”	3.09
“Redemption Deposit”	8.04(1)
“Reference Date”	4.10
“Registrar”	2.03
“Restricted Payments”	4.14(a)
“Special Interest”	4.10
“Subject Company”	5.01
“Successor”	5.01

Section 1.03.      Rules of Construction.

Unless the context otherwise requires:

(1)         a term has the meaning assigned to it;

(2)         an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)         “or” is not exclusive;

(4)         words in the singular include the plural, and in the plural include the singular;

(5)         “will” shall be interpreted to express a command;

(6)         provisions apply to successive events and transactions;

(7)         “including” means including without limitation;

(8)         references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(9)         each reference to “cash” shall be deemed to include also Cash Equivalents.

ARTICLE 2

THE NOTES

Section 2.01.      Form and Dating.

(a)         General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each 2026 Note and each 2029 Note will be dated the date of its respective authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantor, the Trustee and the Collateral Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)         Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend set forth in Section 2.06(f) hereof and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)         Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream and, in each case, any successor provisions, will be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.

Section 2.02.      Execution and Authentication.

Each series of Notes shall be executed on behalf of the Company by at least one Officer. The signature of any Officer on each series of Notes may be manual, electronic or facsimile signatures of such Officer and may be imprinted or otherwise reproduced on the Notes.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Company signed by an Officer (an “Authentication Order”), authenticate each series of Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of such series of Notes outstanding at any time may not exceed the aggregate principal amount of each series of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

In authenticating the Notes, the Trustee shall receive, and subject to Section 7.01 hereof will be fully protected in relying upon, an Opinion of Counsel stating that this Indenture and such Notes (when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel) and such Note Guarantees (when issued by the Guarantor in the manner and subject to any conditions specified in such Opinion of Counsel), will constitute valid and binding obligations of the Company and the Guarantor enforceable in accordance with their terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors’ rights and by general principles of equity, and subject to customary assumptions).

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders of Notes or an Affiliate of the Company.

Section 2.03.      Registrar and Paying Agent.

The Company will maintain or cause to be maintained an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar with respect to any series of Notes.

The Company initially appoints the Depository Trust Company (“DTC”) to act as Depositary with respect to each series of Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to each series of Notes.

Section 2.04.      Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders of Notes or the Trustee all money held by the Paying Agent for the payment of principal, premium or Special Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders of Notes all money held by it as Paying Agent.

Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05.      Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders of Notes. If the Trustee is not the Registrar, the Company will furnish to the Trustee at least two Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06.      Transfer and Exchange.

(a)         Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

(1)         the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

(2)         the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3)         there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) of this Section 2.06(a), Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).

(b)         Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)         Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)         All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)        both:

(i)          a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)         instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)         both:

(i)          a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)         instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes of a series contained in this Indenture and the Notes of such series or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3)         Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)        if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)         if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(4)         Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)        the Registrar receives the following:

(i)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)         if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (A) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)        Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)         Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)        if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)         if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)         if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)         if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or any other exemption from the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E)         if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)         Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)        the Registrar receives the following:

(i)          if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)         if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)         Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

(d)       Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)         Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)       if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)       if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)       if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)       if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or any other exemption from the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof; or

(E)        if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note and in the case of clause (C) above, the Regulation S Global Note.

(2)                Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)              the Registrar receives the following:

(i)                 if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)               if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)                Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(A) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)            Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)                Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)              if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)              if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)              if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)                Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)              the Registrar receives the following:

(i)                 if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)               if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)             Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)                Private Placement Legend.

(A)              Each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS THE DATE ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED UNDER RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREOF, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY OF THE ISSUER, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR (E) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

(2)                Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT

THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)                Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)                General Provisions Relating to Transfers and Exchanges.

(1)                To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)                No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.07, 4.10 and 9.04 hereof).

(3)                The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)                All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company and the Guarantor, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)                Neither the Registrar nor the Company will be required:

(A)              to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)              to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)              to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)                Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)                The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)                All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.          Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note, including reasonable fees and expenses of the Trustee.

Every replacement Note is an obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes of the same series duly issued hereunder.

Section 2.08.          Outstanding Notes.

The Notes of any series outstanding at any time are all the Notes of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note of such series effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07 hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09.          Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10.          Temporary Notes.

Until certificates representing Notes of any series are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes of such series. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes of such series.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11.          Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes

(subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.          Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders of Notes on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders of Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.          CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in any notice issued under this Indenture, including but not limited to notices of redemption, as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or other notice and that reliance may be placed only on the other elements of identification printed on the Notes, and any such redemption or effect of other such notice shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.14.          Issuance of Additional Notes.

After the date of this Indenture, the Company shall be entitled to issue Additional Notes of any series under this Indenture.

With respect to any Additional Notes, the Company shall set forth in a resolution of the Board of Directors of the Company (or UAH) and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1)                the aggregate principal amount and series of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(2)                the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have “original issue discount” within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended.

Section 2.15.          Global Securities.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary except to the extent such action or failure to act is at the request of the Trustee or such Agent.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01.          Notice of Redemption by the Company.

If the Company elects to redeem Notes of any series pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 15 days but not more than 45 days before a redemption date, an Officers’ Certificate setting forth:

(1)                the clause of this Indenture pursuant to which the redemption shall occur;

(2)                the redemption date;

(3)                the principal amount and series of Notes to be redeemed;

(4)                the redemption price provided, that if the redemption price is not known at the time such notice is to be given, the actual redemption price, calculated as described in the terms of the Notes to be redeemed, will be set forth in an Officers’ Certificate of the Company delivered to the Trustee no later than two Business Days prior to the redemption date; and

(5)                if applicable, any conditions to such redemption.

Section 3.02.          Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes of a particular series are to be redeemed or purchased in an offer to purchase at any time, and such Notes are not Global Notes, the Trustee will select Notes for redemption or purchase on a pro rata basis (or, in the case of Global Notes, the Trustee will select Notes for redemption based on DTC’s method that most nearly approximates a pro rata selection), unless otherwise required by law or applicable stock exchange or depositary requirements.

In the event of partial redemption or purchase by lot, the particular Notes of a series to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 15 nor more than 45 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $2,000 or integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03.          Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 15 days but not more than 45 days before a redemption date, the Company will deliver a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be delivered more than 45 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 hereof.

The notice will identify the Notes to be redeemed and will state:

(1)                the redemption date;

(2)                the redemption price;

(3)                if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)                the name and address of the Paying Agent;

(5)                that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)                that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)                the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;

(8)                if applicable, any condition to such redemption; and

(9)                that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 18 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.          Conditional Notices of Redemption.

Any redemption pursuant to this Article 3 may, at the Company’s discretion, be conditioned upon (1) the occurrence of a Change of Control or (2) the closing of another transaction, including a sale of securities or other financing, in each case as specified in the notice in reasonable detail. A notice of conditional redemption will be of no effect unless all conditions to the redemption have occurred on or before the applicable redemption date or have been waived by the Company on or before the applicable redemption date. The Company will provide notice to the Holders of the Notes subject to the notice of conditional redemption of the satisfaction of all conditions as soon as practicable following occurrence of the conditions. The Company will provide notice to the Holders of the Notes subject to the notice of conditional redemption of any waiver of a condition or failure to meet such conditions no later than the applicable redemption date.

Section 3.05.          Deposit of Redemption or Purchase Price.

On or prior to 11:00 a.m. Eastern Time on the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Special Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Special Interest, if any, on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06.          Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note of the same series equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07.          Optional Redemption.

(a)            The Company, at its option, may redeem the 2026 Notes, in whole or from time to time in part, prior to October 15, 2025 (the “2026 Par Call Date”), and may redeem the 2029 Notes, in whole or from time to time in part, prior to October 15, 2028 (the “2029 Par Call Date”), at a redemption price in each case equal to the greater of (1) 100% of the principal amount of the Notes of the series to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest (excluding Special Interest, if any) on the Notes to be redeemed (excluding accrued and unpaid interest or Special Interest, if any, to the redemption date and assuming such 2026 Notes matured on the 2026 Par Call Date and such 2029 Notes matured on the 2029 Par Call Date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in either case, accrued and unpaid interest (including Special Interest, if any) on the principal amount being redeemed to such redemption date.

(b)            On or after the 2026 Par Call Date, the Company may, at its option, redeem the 2026 Notes at a redemption price equal to 100% of the principal amount of the 2026 Notes being redeemed plus accrued and unpaid interest (including Special Interest, if any) on the principal amount being redeemed to such redemption date.

(c)            On or after the 2029 Par Call Date, the Company may, at its option, redeem the 2029 Notes at a redemption price equal to 100% of the principal amount of the 2029 Notes being redeemed plus accrued and unpaid interest (including Special Interest, if any) on the principal amount being redeemed to such redemption date.

(d)            Any redemption pursuant to this Section 3.07 is subject to the right of Holder of record on the record date to receive interest due on an interest payment date that is on or before the applicable redemption date.

(e)            Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08.          No Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09.          Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.07 hereof, the Company is required to commence a Collateral Disposition Offer, it will follow the procedures specified below.

The Collateral Disposition Offer shall be made to all Holders of Notes and all holders of Other Offer Notes; provided that the percentage of such Excess Proceeds allocated and offered to the Notes in such Collateral Disposition Offer is at least equal to the percentage of the aggregate principal amount of all Priority Lien Debt represented at such time by the Notes. The Collateral Disposition Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and Other Offer Notes (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Collateral Disposition Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Special Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders of Notes who tender Notes pursuant to the Collateral Disposition Offer.

Upon the commencement of a Collateral Disposition Offer, the Company will deliver a notice to the Trustee and each of the Holders of Notes of each applicable series, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Collateral Disposition Offer. The notice, which will govern the terms of the Collateral Disposition Offer, will set forth the applicable series of Notes and, as to such series, specify:

(1)                that the Collateral Disposition Offer is being made pursuant to this Section 3.09 and Section 4.07 hereof and the length of time the Collateral Disposition Offer will remain open;

(2)                the Offer Amount, the purchase price and the Purchase Date;

(3)                that any Note not tendered or accepted for payment will continue to accrue interest and Special Interest, if any;

(4)                that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Collateral Disposition Offer will cease to accrue interest and Special Interest, if any, after the Purchase Date;

(5)                that Holders of Notes electing to have a Note purchased pursuant to a Collateral Disposition Offer may elect to have Notes purchased in integral multiples of $1,000 only;

(6)                that Holders of Notes electing to have Notes purchased pursuant to any Collateral Disposition Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7)                that Holders of Notes will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)                that, if the aggregate principal amount of Notes and other Priority Lien Debt surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes of each series and other Priority Lien Debt to be purchased on a pro rata basis based on the principal amount of Notes and such other Priority Lien Debt surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, and integral multiples of $1,000 in excess thereof, will be purchased); and

(9)                that Holders of Notes whose Notes were purchased only in part will be issued new Notes of the same series equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Collateral Disposition Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note of the same series, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Collateral Disposition Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4

COVENANTS

Section 4.01.          Payment of Notes.

The Company will pay or cause to be paid the principal of, premium, if any, and interest and Special Interest, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Special Interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

All references in this Indenture to interest shall be deemed to include Special Interest, if applicable.

Section 4.02.          Maintenance of Office or Agency.

The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03.          Reports.

(a)            The Company will furnish to the Trustee within 30 days after it files them with the SEC, copies of the Company’s annual report and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act. Reports, information and documents filed by the Company with the SEC via the EDGAR system will be deemed to have been furnished to the Trustee as of the time such documents are filed via EDGAR.

(b)            At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, it will, so long as any of the Notes will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and will, upon written request, provide to any Holder, Beneficial Owner or prospective purchaser of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes pursuant to Rule 144A under the Securities Act. The Company will take such further action as any Holder or Beneficial Owner of such Notes may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Notes in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.

(c)            Within 10 Business Days after any Appraisal is required to be delivered pursuant to Section 4.13 hereof the Company will furnish to the Trustee a summary of each such Appraisal containing only information summarizing the results of such Appraisal (all of which will be made publicly available) and will post, or shall cause to have posted the complete Appraisal on a private, restricted website to which Holders of Notes, prospective investors, broker-dealers and securities analysts are given access, subject to such individuals agreeing to confidentiality obligations reasonably acceptable to the Company for securities law purposes.

(d)            Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on officer’s certificates). The Trustee will not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to matters disclosed in any reports or other documents filed with the SEC or EDGAR or any website under this Indenture, or participate in any conference calls.

Section 4.04.          Compliance Certificate.

(a)            The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)            So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.          Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06.          Restricted Payments.

(a)            UAH will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)       declare or pay any dividend or make any other payment or distribution on account of UAH’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving UAH or any of its Restricted Subsidiaries) or to the direct or indirect holders of UAH’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than (A) dividends, distributions or payments payable in Qualifying Equity Interests or in the case of preferred stock of UAH, an increase in the liquidation value thereof, and (B) dividends, distributions or payments payable to UAH or a Restricted Subsidiary of UAH);

(ii)       purchase, redeem or otherwise acquire or retire for value any Equity Interests of UAH;

(iii)       make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (collectively for purposes of this clause (iii), a “purchase”) any Indebtedness of the Company or UAH that is contractually subordinated to the Notes or to the Note Guarantees (excluding any intercompany Indebtedness between or among UAH and any of its Restricted Subsidiaries), except any scheduled payment of interest and any purchase within two years of the Stated Maturity thereof; or

(iv)       make any Restricted Investment,

(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(1)                no Default or Event of Default has occurred and is continuing as of such time; and

(2)                such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by UAH and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2) through (20) of Section 4.06(b) hereof), is less than the sum, without duplication, of:

(A)              the sum of (x) $1.0 billion and (y) 50% of the Consolidated Net Income of UAH for the period (taken as one accounting period) from April 1, 2021 to the end of UAH’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B)              100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by UAH since April 1, 2021 as a contribution to its common equity capital or from the issue or sale of Qualifying Equity Interests (other than

Qualifying Equity Interests sold to a Subsidiary of UAH and excluding Excluded Contributions); plus

(C)              100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by UAH or a Restricted Subsidiary of UAH from the issue or sale of convertible or exchangeable Disqualified Stock of UAH or a Restricted Subsidiary of UAH or convertible or exchangeable debt securities of UAH or a Restricted Subsidiary of UAH (regardless of when issued or sold) or in connection with the conversion or exchange thereof, in each case that have been converted into or exchanged since April 1, 2021 for Qualifying Equity Interests (other than Qualifying Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of UAH); plus

(D)              to the extent that any Restricted Investment that was made after April 1, 2021 (other than in reliance on clause (16) of Section 4.06(b)) is (a) sold for cash or otherwise cancelled, liquidated or repaid for cash, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of UAH, the initial amount of such Restricted Investment (or, if less, the amount of cash received upon repayment or sale); plus

(E)               to the extent that any Unrestricted Subsidiary of UAH designated as such after the Issue Date is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the Fair Market Value of UAH’s Restricted Investment in such Subsidiary (made other than in reliance on clause (16) of Section 4.06(b)) as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date; plus

(F)               100% of any dividends received in cash by UAH or a Restricted Subsidiary of UAH after April 1, 2021 from an Unrestricted Subsidiary of UAH, to the extent that such dividends were not otherwise included in the Consolidated Net Income of UAH for such period.

(b)            The provisions of Section 4.06(a) hereof will not prohibit:

(1)                the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2)                the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of UAH) of, Qualifying Equity Interests or from the substantially concurrent contribution of common equity capital to UAH; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Qualifying Equity Interests for purposes of clause (a)(2)(B) of Section 4.06 and will not be considered to be Excluded Contributions;

(3)                the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution), distribution or payment by a Restricted Subsidiary of UAH to the holders of its Equity Interests on a pro rata basis;

(4)                the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of Company or any Guarantor that is contractually subordinated to the Notes or to the Note Guarantees with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(5)                the repurchase, redemption, acquisition or retirement for value of any Equity Interests of UAH or any Restricted Subsidiary of UAH held by any current or former officer, director, consultant or employee (or their estates or beneficiaries of their estates) of UAH or any of its Restricted Subsidiaries pursuant to any management equity plan or equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $50.0 million in any twelve-month period (except to the extent such repurchase, redemption, acquisition or retirement is in connection with the acquisition of a Permitted Business or merger, consolidation or amalgamation otherwise permitted by this Indenture and in such case the aggregate price paid by UAH and its Restricted Subsidiaries may not exceed $100.0 million in connection with such acquisition of a Permitted Business or merger, consolidation or amalgamation); provided further that UAH or any of its Restricted Subsidiaries may carry over and make in subsequent twelve-month periods, in addition to the amounts permitted for such twelve-month period, up to $25.0 million of unutilized capacity under this clause (5) attributable to the immediately preceding twelve-month period;

(6)                the repurchase of Equity Interests or other securities deemed to occur upon (A) the exercise of stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities, to the extent such Equity Interests or other securities represent a portion of the exercise price of those stock options, warrants or other securities convertible or exchangeable into Equity Interests or any other securities or (B) the withholding of a portion of Equity Interests issued to employees and other participants under an equity compensation program of UAH or its Subsidiaries to cover withholding tax obligations of such persons in respect of such issuance;

(7)                so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends, distributions or payments to holders of any class or series of Disqualified Stock or subordinated debt of UAH or any preferred stock of any Restricted Subsidiary of UAH;

(8)                payments of cash, dividends, distributions, advances, common stock or other Restricted Payments by UAH or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (A) the exercise of options or warrants, (B) the conversion or exchange of Capital Stock of any such Person or (C) the conversion or exchange of Indebtedness or hybrid securities into Capital Stock of any such Person;

(9)                the declaration and payment of dividends to holders of any class or series of Disqualified Stock of UAH or any Disqualified Stock or preferred stock of any Restricted Subsidiary of UAH to the extent such dividends are included in the definition of Fixed Charges for such Person;

(10)            in the event of a Change of Control, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of any subordinated Indebtedness of the Company or any Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such subordinated Indebtedness, plus any accrued and unpaid interest thereon; provided, however, that, if a Change of Control Triggering Event has occurred with respect to Notes of any series prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer for such series of Notes as a result of such Change of Control Triggering Event (it being agreed that the Company or any Guarantor may pay, purchase, redeem, defease or otherwise acquire or retire such subordinated Indebtedness even if the purchase price exceeds 101% of the principal amount of such subordinated Indebtedness; provided that the amount paid in excess of 101% of such principal amount is otherwise permitted under this Section 4.06);

(11)            Restricted Payments made with Excluded Contributions;

(12)            the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to UAH or any of its Restricted Subsidiaries by, any Unrestricted Subsidiary;

(13)            the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off” of a Subsidiary or similar transactions; provided that (A) if such Subsidiary is not a Guarantor, no Default or Event of Default is continuing and (B) the assets distributed or dividended do not include, directly or indirectly, any property or asset that constitutes Collateral;

(14)            the distribution or dividend of assets or Capital Stock of any Person in connection with any full or partial “spin-off” of a Subsidiary or similar transactions having an aggregate Fair Market Value not to exceed $600.0 million since the Issue Date; provided that the assets distributed or dividended do not include, directly or indirectly, any property or asset that constitutes Collateral;

(15)            so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $1.0 billion, such aggregate amount to be calculated from the Issue Date;

(16)            so long as no Default or Event of Default has occurred and is continuing, any Restricted Investment by UAH and/or any Restricted Subsidiary of UAH;

(17)            the payment of any amounts in respect of any restricted stock units or other instruments or rights whose value is based in whole or in part on the value of any Equity Interests issued to any directors, officers or employees of UAH or any Restricted Subsidiary of UAH;

(18)            so long as no Default or Event of Default has occurred and is continuing, Restricted Payments (i) made to purchase or redeem Equity Interests of UAH or (ii) consisting of payments in respect of any Indebtedness (whether for purchase or prepayment thereof or otherwise);

(19)            any Restricted Payment so long as both before and after giving effect to such Restricted Payment, UAH and its Restricted Subsidiaries have Liquidity in the aggregate of at least $2,200,000,000; and

(20)            Restricted Payments in an aggregate amount which do not exceed 5.0% of the Consolidated Tangible Assets of UAH and its Restricted Subsidiaries (calculated at the time of such Restricted Payment).

(c)             Notwithstanding anything to the contrary in the foregoing Section 4.06(a) or (b), prior to the second anniversary of the Issue Date, UAH will not make any Restricted Payments in the form of open market repurchases of common stock of the UAH or cash dividends on common stock of the UAH.

In the case of any Restricted Payment that is not cash, the amount of such non-cash Restricted Payment will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the UAH or such Restricted Subsidiary of UAH, as the case may be, pursuant to the Restricted Payment.

For purposes of determining compliance with this Section 4.06, if a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (20) of Section 4.06(b), or is entitled to be made pursuant to Section 4.06(a), UAH will be entitled to classify on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.06.

For the avoidance of doubt, the following shall not constitute Restricted Payments and therefore will not be subject to any of the restrictions described in this Section 4.06:

(1)                the payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of UAH or any Restricted Subsidiary of UAH that is not contractually subordinated to any series of Notes or to any Note Guarantee;

(2)                the payment of regularly scheduled amounts in respect of, and the issuance of common stock of UAH upon conversion of, the 6% Convertible Preferred Securities, Term Income Deferred Equity Securities (TIDES)SM issued by Continental Airlines Finance Trust II or the underlying 6% Convertible Junior Subordinated Debentures due 2030 issued by Continental; and

(3)                the conversion of the Capital Stock of UAH or the Company pursuant to the Airline/Parent Merger.

(4)                Notwithstanding anything in this Indenture to the contrary, if a Restricted Payment is made at a time when a Default has occurred and is continuing and such Default is subsequently cured, the Default or Event of Default arising from the making of such Restricted Payment during the existence of such Default shall simultaneously be deemed cured.

Section 4.07.          Collateral Dispositions.

(a)            Neither the Company nor any Grantor shall Dispose of any Collateral (but excluding any Permitted Disposition), unless:

(i) upon consummation of any such Disposition, no Event of Default exists or would result therefrom;

(ii) (x) after giving pro forma effect to such Disposition (including any deposit of any Net Proceeds received upon consummation thereof in an account pledged to the Collateral Trustee (as Collateral) and subject to an Account Control Agreement and any concurrent pledge of Cure Collateral), the Appraised Value of the remaining Collateral satisfies the Priority Debt Coverage Test on a pro forma basis, and (y) prior to effecting such Disposition, the Company shall have delivered an Officers’ Certificate to the Trustee certifying that, after giving effect to such Disposition, the Appraised Value of the Collateral shall satisfy the Priority Debt Coverage Test on a pro forma basis; and

(iii) such Disposition, if to another person, is an arms’ length Disposition to a third party (other than any Affiliate of the Company).

Within 365 days after the receipt of any Net Proceeds from a Disposition of Collateral pursuant to this Section 4.07, or from a Recovery Event, the Company may apply such Net Proceeds:

(1)                to purchase (or replace with) other Qualified Replacement Assets;

(2)                to repay Priority Lien Debt;

(3)                to make a capital expenditure with respect to assets that constitute Collateral; or

(4)                solely in the case of a Recovery Event, repair or replace the assets which are the subject of such Recovery Event;

provided that the Company will be deemed to have complied with the provision described in clauses (1), (3) and (4) of this paragraph if and to the extent that, within 365 days after the Disposition, or Recovery Event, that generated the Net Proceeds, the Company has entered into and not abandoned or rejected a binding agreement to acquire the assets that would constitute Collateral or make a capital expenditure or complete repairs in compliance with the provision described in clauses (1), (3) and (4) of this paragraph, and that acquisition, purchase, capital expenditure or repair is thereafter completed within 90 days after the end of such 365-day period.

Any Net Proceeds from Dispositions that are not applied or invested as provided in the preceding paragraph of this Section 4.07, together with any Net Proceeds that are earlier designated as “Excess Proceeds” by the Company, will constitute “Excess Proceeds.” Within five Business Days of the date on which the aggregate amount of Excess Proceeds exceeds $150,000,000 (or earlier if the Company so elects), the Company will make an offer to purchase and/or repay, prepay or redeem, as applicable, to all Holders of Notes and all holders of other Priority Lien Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase (“Other Offer Notes”), or prepay any other Priority Lien Debt requiring repayment or prepayment (collectively, whether through an offer or a required prepayment, a “Collateral Disposition Offer”); provided that the percentage of such Excess Proceeds allocated and offered to the Notes in such Collateral Disposition Offer is at least equal to the percentage of the aggregate principal amount of all Priority Lien Debt represented at such time by the Notes. The offer price in any Collateral Disposition Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any Excess Proceeds remain after consummation of a Collateral Disposition Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and Other Offer Notes tendered in such Collateral Disposition Offer exceeds the amount of Excess Proceeds allocated to such Notes or Other Offer Notes tendered in such Collateral Disposition Offer, the Collateral Trustee will select the Notes and Other Offer Notes pro rata based on the aggregate principal amounts so tendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased). Upon completion of each Collateral Disposition Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each Collateral Disposition Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.07, the

Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.07 by virtue of such compliance.

(b)                At the Company’s request, the Lien on any Collateral subject to a Disposition, or that constitutes Cure Collateral (other than United SRG), in each case will be promptly released; provided, in each case, that the following conditions are satisfied or waived: (i) no Event of Default shall have occurred and be continuing, (ii) if subject to a Disposition to another Person, such Disposition is an arms’ length Disposition to a third party (other than any Affiliate of the Company), as certified as such by the Company, (iii) either (x) after giving effect to such release, the Appraised Value of the Collateral shall satisfy the Priority Debt Coverage Test on a pro forma basis or (y) the Company shall designate Cure Collateral as additional Collateral and comply with Section 4.11 and/or prepay or redeem or cause to be prepaid or redeemed Priority Lien Debt (as selected by the Company in its sole discretion), such that, following such actions and such release, the Priority Debt Coverage Test shall be satisfied on a pro forma basis, and (iv) the Company shall deliver to the Trustee an Officers’ Certificate demonstrating pro forma compliance with the Priority Debt Coverage Test after giving effect to such release (including after giving effect to any action taken pursuant to the foregoing clause (iii)(y)). The Trustee, and the Collateral Trustee in accordance with the Collateral Trust Agreement, each agrees to promptly provide any documents or releases reasonably requested by the Company to evidence any such release. For the avoidance of doubt, (aa) nothing contained in the foregoing shall prohibit any substitution of any item of Cure Collateral (such as engines or other parts on an aircraft) if such substitution and related release of the Cure Collateral being replaced are permitted or required under the applicable Security Document, and such permitted or required release of such replaced Cure Collateral pursuant to such Security Document shall not be subject to (and shall be deemed to satisfy) the release conditions in the first sentence of this Section 4.07(b) and (bb) if a Grantor releases (in accordance with this Section 4.07(b)) any Cure Collateral that has suffered (or corresponding to an asset that suffered) a Recovery Event, the applicable Grantor shall be deemed to have complied with any provisions in the corresponding Security Documents requiring that such Grantor take specific actions in respect of such Recovery Event.

(c)                Notwithstanding the foregoing, the Lien on any asset constituting Collateral that is or would become Excluded Property shall be automatically released. The Collateral Trustee, in accordance with the Collateral Trust Agreement, will promptly provide any documents or releases reasonably requested by the Company to evidence any such release.

Section 4.08.	Liens.

The Company will not, and will not permit any other Grantor to, directly or indirectly create, incur, assume or suffer to exist any Lien of any kind on any Collateral now owned or hereafter acquired, except Permitted Liens.

Section 4.09.	Corporate Existence.

Subject to Section 4.07 and Article 5 hereof, the Company shall maintain, and cause each of its Significant Subsidiaries (as defined in Regulation S-X, promulgated pursuant to the Securities Act) to preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary in the normal conduct of its business except if such failure to preserve the same could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.10.	Offer to Repurchase Upon Change of Control Triggering Event.

(a)                Upon the occurrence of a Change of Control Triggering Event in respect of any series of Notes, each Holder of Notes of such series will have the right to require the Company to make an offer (a

“Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes of such series at a purchase price in cash equal to 101% of the aggregate principal amount of Notes to be repurchased plus accrued and unpaid interest and Special Interest, if any, on the Notes to be repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event in respect of any series of Notes, the Company will mail a notice to each Holder of Notes of such series describing the transaction or transactions that constitute the Change of Control Triggering Event and stating, as to such series:

(1)                that the Change of Control Offer is being made pursuant to this Section 4.10 and that all Notes of such series tendered will be accepted for payment;

(2)                the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)                that any Note not tendered will continue to accrue interest;

(4)                that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer Triggering Event will cease to accrue interest after the Change of Control Payment Date;

(5)                that Holders of Notes electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)                that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)                that Holders of Notes whose Notes are being purchased only in part will be issued new Notes of such series equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000;

provided that the Company may, at its option, deliver such notice prior to any Change of Control but after the public announcement of the Change of Control; provided further that such notice, if sent prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

(b)                On the Change of Control Payment Date with respect to any series of Notes, the Company will, to the extent lawful:

(1)                accept for payment all Notes or portions of Notes of such series properly tendered pursuant to the Change of Control Offer;

(2)                deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes of such series properly tendered; and

(3)                deliver or cause to be delivered to the Trustee the Notes of such series properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes of such series being purchased by the Company.

The Paying Agent will promptly deliver (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note of the applicable series equal in principal amount to any unpurchased portion of the Notes of such series surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)                The Company will not be required to make a Change of Control Offer with respect to any series of Notes if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes of such series properly tendered and not withdrawn under its offer.

(d)                If Holders of not less than 90% in aggregate principal amount of the outstanding Notes of any series validly tender and do not withdraw the Notes of such series in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company, purchases all of such Notes of such series validly tendered and not withdrawn by such Holders, the Company will have the right, upon not less than 20 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes of such series that remain outstanding following such purchase at a redemption price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest (including Special Interest, if any) thereon, if any, to the date of redemption (subject to the right of holders of record on the relevant interest record date to receive interest on the relevant interest payment date).

(e)                The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Offer provisions set forth in this Section 4.10, the Company will comply with those securities laws and regulations and will not be deemed to have breached the Company’s obligations under this Section 4.10 by virtue of such compliance.

Section 4.11.	Additional Note Guarantees; Additional Grantors; Additional Collateral.

If UAH or any Subsidiary of UAH (a) desires or is required pursuant to the terms of this Indenture to add Cure Collateral after the Issue Date, or (b) acquires or holds any United SRG that is not Excluded Property, or holds any United SRG that is Excluded Property as result of an existing Lien at the time of acquisition thereof and such Lien is released or terminated, UAH shall promptly (and in any event, within twenty (20) Business Days of such acquisition, termination or release), in each case at its own expense, (A) cause any such Subsidiary (that is not already a Guarantor) to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit D pursuant to which such Subsidiary will provide a Note Guarantee, (B) become, or cause any such other Grantor to become, a party to each applicable Security Document and all other agreements, instruments or documents that create or purport to create and perfect a first priority Lien (subject to Permitted Liens) in favor of the

Collateral Trustee for the benefit of the Secured Parties applicable to such Cure Collateral or United SRG, as applicable, by executing and delivering to the Collateral Trustee joinders to all applicable Security Documents or pursuant to new Security Documents, as the case may be, in accordance with any applicable requirements in the Collateral Trust Agreement an any applicable Security Document (it being understood, that in the case of Cure Collateral of a type that has not been theretofore included in the Collateral, such Cure Collateral may be subject to such additional terms and conditions as may be customarily required in similar financings of a similar size for similarly situated borrowers or issuers secured by the same type of Collateral, subject to any applicable conditions set forth in any then extant Secured Debt Document, the Collateral Trust Agreement or any such applicable Security Document), (C) promptly execute and deliver (or cause such Subsidiary to execute and deliver) to the Collateral Trustee such documents and take such actions to create, grant, establish, preserve and perfect the Priority Liens (subject to Permitted Liens) on such assets of UAH or such Subsidiary, as applicable, to the extent required under the applicable Security Documents or reasonably requested by the Collateral Trustee in accordance therewith, and to ensure that such Collateral shall be subject to no other Liens other than Permitted Liens and (D) if reasonably requested by the Collateral Trustee, deliver to the Collateral Trustee, a written opinion of counsel (which may be internal counsel) to UAH or such Subsidiary, as applicable, with respect to the matters described in clauses (A) through (C) hereof, in each case within twenty (20) Business Days after the addition of such Collateral.

Section 4.12.	Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of UAH may designate any Restricted Subsidiary of UAH (other than the Company) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by UAH, and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation. That designation will be permitted only if the Investment would be permitted at that time under Section 4.06 and if the Restricted Subsidiary otherwise meets the definition of an “Unrestricted Subsidiary.”

Any designation of a Subsidiary of UAH as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions. The Board of Directors of UAH may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of UAH; provided that no Default would be in existence following such designation.

Section 4.13.	Delivery of Appraisals. The Company shall:

(1)                Within twenty (20) Business Days of March 31st and September 30th of each year, beginning with September 30, 2021;

(2)                on the date upon which any Cure Collateral is pledged as Collateral to the Collateral Trustee, but only with respect to such Cure Collateral; and

(3)                promptly (but in any event within 45 days) following a request by the Collateral Trustee if an Event of Default has occurred and is continuing;

deliver to the Trustee and the Collateral Trustee one or more Appraisals establishing the Appraised Value of the Collateral; provided, however, that, in the case of clause (2) above, only an Appraisal with respect to the Cure Collateral shall be required to be delivered. The Company may from time to time cause subsequent Appraisals to be delivered to the Trustee and the Collateral Trustee if it believes that any affected item of Collateral has a higher Appraised Value than that reflected in the most recent Appraisals delivered pursuant to this Section 4.13. The Company will post, or shall cause to have posted, copies of these Appraisals available on a private, restricted website to which the Trustee, Holders of Notes, prospective investors, broker-dealers and securities analysts are given access, subject to such individuals agreeing to confidentiality obligations reasonably acceptable to the Company for securities law purposes.

In addition to clauses (1) through (3) above, the Company will deliver to the Trustee and the Collateral Trustee a copy of any Appraisal that is delivered to any other Secured Debt Representative or other holder of Secured Debt Obligations, but has not been or is not being delivered to the Trustee in accordance with clauses (1) through (3) above, within 10 Business Days of the date on which such Appraisal was given to such other Secured Debt Representative or holder of Secured Debt Obligations.

Section 4.14.	Priority Debt Coverage Ratio.

(a)                Within ten (10) Business Days after delivery of each Appraisal that is required to be delivered pursuant to Section 4.13(1) (such date of delivery, a “Reference Date”), the Company will deliver to the Trustee and the Collateral Trustee an Officers’ Certificate demonstrating, with reasonable detail the calculation of the Priority Debt Coverage Ratio as of the applicable Reference Date.

If:

(1)                the Company fails to deliver the Officers’ Certificate required by the preceding paragraph within the time period specified in the preceding paragraph, or

(2)                such Officers’ Certificate demonstrates that the Priority Debt Coverage Ratio was less than 1.6 to 1.0 as of the applicable Reference Date,

then the Company will pay additional interest on all outstanding Notes (“Special Interest”) in an amount equal to 2.0% per annum of the principal amount of such Notes commencing on the earlier of (a) the date the Company delivers an Officers’ Certificate demonstrating that its Priority Debt Coverage Ratio was less than 1.6 to 1.0, or (b) the date on which the Company was required to deliver such Officers’ Certificate in accordance with this Section 4.14, and continuing until the Company delivers to the Trustee an Officers’ Certificate demonstrating, with reasonably detailed calculations, that the Company’s Priority Debt Coverage Ratio was at least 1.6 to 1.0 as of a date subsequent to the applicable Reference Date.

(b)                If the Company’s Priority Debt Coverage Ratio is less than 1.6 to 1.0 on any Reference Date, the Company may, within 45 days after such Reference Date (such period, the “Cure Period”):

(1)                pledge additional assets as Cure Collateral under the Security Documents to secure Priority Lien Obligations and Junior Lien Obligations and such Cure Collateral will be included in the calculation of Appraised Value as of such Reference Date; and/or

(2)                redeem, repay, prepay, repurchase or otherwise retire Priority Lien Debt (as selected by the Company in its sole discretion), including by redeeming Notes pursuant to any available optional redemption provisions of this Indenture and such redeemed, repaid, prepaid, repurchased or otherwise retired Priority Lien Debt will not be included in the calculation of Appraised Value as of such Reference Date.

(c)                If Special Interest would be payable on an interest payment date within the Cure Period, the Company may delay the payment of Special Interest until the following interest payment date (a “Cure Election”). If, after the pledge of Cure Collateral and/or any redemption, repayment, prepayment, repurchase or other retirement of Priority Lien Debt during the Cure Period contemplated by Section 4.14(b) and the recalculations of the Appraised Value of the Collateral pursuant Section 4.14(b), the Company’s Priority Debt Coverage Ratio as of the applicable Reference Date would have been at least 1.6 to 1.0, then the Company will be deemed to have a Priority Debt Coverage Ratio of at least 1.6 to 1.0 as of such Reference Date, and no Special Interest will accrue with respect to such Reference Date. If the Company utilizes its Cure Election and fails to pledge Cure Collateral or redeem or otherwise retire such debt during such Cure Period, Special Interest will be payable from the date specified in Section 4.14(a) on the next succeeding applicable interest payment date.

(d)                Special Interest payable pursuant to the provisions of this Section 4.14 will be calculated and paid in the same manner as regular interest is calculated and paid under this Indenture and all references to payments of interest will be deemed to refer to Special Interest, if applicable.

(e)                Notwithstanding anything herein to the contrary, the Company’s failure to maintain a Priority Debt Coverage Ratio of not less than 1.6 to 1.0 will not be deemed to constitute an Event of Default for purposes of clause (4) under Section 6.01 hereof.

(f)                 Subject to the applicable terms and conditions herein, the Company may at its election at any time (i) pledge (or cause another Grantor to pledge) Cure Collateral, and (ii) request the release of any such Cure Collateral (other than United SRG) pursuant to Section 4.07(b).

(g)                Notwithstanding anything to the contrary contained herein, if the Priority Debt Coverage Test shall not be satisfied solely as a result of damage to or loss of any Collateral covered by insurance (pursuant to which the Collateral Trustee is named as loss payee and with respect to which payments are to be delivered directly to the Collateral Trustee or the Trustee) for which the insurer thereof has been notified of the relevant claim and has not challenged such coverage, any calculation of the Priority Debt Coverage Ratio (and Total Debt Coverage Ratio) made pursuant to this Indenture shall deem the relevant Grantor to have received Net Proceeds (and to have taken all steps necessary to have pledged such Net Proceeds as Cure Collateral) in an amount equal to the expected coverage amount (as determined by UAH in good faith and updated from time to time to reflect any agreements reached with the applicable insurer) and net of any amounts required to be paid out of such proceeds and secured by a Lien until the earliest of (i) the date any such Net Proceeds are actually first received by the Collateral Trustee or the Trustee, (ii) the date that is 270 days after such damage and (iii) the date on which any such insurer denies such claim; provided further that, prior to giving effect to this clause (g), the Appraised Value of the Collateral shall be no less than 150% of the sum of (1) the aggregate principal amount of all Priority Lien Debt then outstanding minus (2) the amount of cash, Cash Equivalents or the undrawn amount of “back-to-back” letters of credit (meeting the requirements of the applicable Priority Lien Documents with respect thereto) separately securing the undrawn amounts of any outstanding letters of credit that constitute Priority Lien Obligations plus (3) the aggregate amount of all Hedging Obligations that constitute Priority Lien Obligations. It is understood and agreed that if the Collateral Trustee should receive any Net Proceeds directly from the insurer in respect of a Recovery Event, the Collateral Trustee, as applicable, shall promptly cause such proceeds to be paid to UAH or the applicable Grantor, or to be applied, as applicable, in accordance with Section 4.07 (or as otherwise required pursuant to the applicable Security Documents).

Section 4.15.	Regulatory Cooperation.

In connection with any foreclosure, collection, sale or other enforcement of Liens granted to the Collateral Trustee under the Security Documents, UAH will, and will cause its Restricted Subsidiaries to, reasonably cooperate in good faith with the Collateral Trustee or its designee in obtaining all regulatory licenses, consents and other governmental approvals necessary or (in the reasonable opinion of the Collateral Trustee or its designee) desirable to conduct all aviation operations with respect to the Collateral and will, at the reasonable request of the Collateral Trustee and in good faith, continue to operate and manage the Collateral and maintain all applicable regulatory licenses with respect to the Collateral until such time as the Collateral Trustee or its designee obtain such licenses, consents and approvals, and at such time UAH will, and will cause its Restricted Subsidiaries to, cooperate in good faith with the transition of the aviation operations with respect to the Collateral to any new aviation operator (including, without limitation, the Collateral Trustee or its designee).

Section 4.16.	Regulatory Matters; Citizenship; Utilization; Collateral Requirements.

(a)                So long as any of the Notes remain outstanding, and, in each case, except as would not reasonably be expected to have a Material Adverse Effect and, as applicable, subject to Dispositions permitted under the Indenture, the Company shall:

(1)                maintain at all times its status as an “air carrier” within the meaning of Section 40102(a)(2) of Title 49, and hold a certificate under Section 41102(a)(1) of Title 49;

(2)                be a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49 and as that statutory provision has been interpreted by the DOT pursuant to its policies;

(3)                maintain at all times its status at the FAA as an “air carrier” and hold an air carrier operating certificate under Section 44705 of Title 49 and operations specifications issued by the FAA pursuant to Parts 119 and 121 of Title 14 as currently in effect or as may be amended or recodified from time to time;

(4)                possess and maintain all necessary certificates, exemptions, franchises, licenses, permits, designations, rights, concessions, authorizations, frequencies and consents that are material to the operation of the pledged Routes and pledged Slots operated by it, and to the conduct of its business and operations as currently conducted;

(5)                maintain pledged Gate Leaseholds sufficient to ensure its ability to retain its right in and to the pledged Routes and to preserve its right in and to its pledged Slots;

(6)                utilize its pledged Slots in a manner consistent with applicable regulations, rules, foreign law and contracts in order to preserve its right to hold and use its pledged Slots, taking into account any waivers or other relief granted to it by any applicable Governmental Authority or Airport Authority;

(7)                cause to be done all things reasonably necessary to preserve and keep in full force and effect its rights in and to use its pledged Slots, including, without limitation, satisfying any applicable “Use or Lose Rule” (taking into account any exemptions or other relief granted by the relevant Governmental Authority);

(8)                utilize its pledged Routes in a manner consistent with Title 49, applicable foreign law, the applicable rules and regulations of the FAA, DOT and any applicable Foreign Aviation Authorities, and any applicable treaty in order to preserve its rights to hold and operate its pledged Routes;

(9)                cause to be done all things reasonably necessary to preserve and keep in full force and effect its authority to serve its pledged Routes; and

(10)            without in any way limiting the foregoing, (a) promptly take all such steps as may be reasonably necessary to obtain renewal of its authority to serve its pledged Routes from the DOT and any applicable Foreign Aviation Authorities within a reasonable time prior to the expiration of such authority (as prescribed by law or regulation, if any), and notify the Collateral Trustee of any material adverse development in the renewal of such authority, (b) promptly take all such other steps as may be necessary to maintain, renew and obtain, or obtain the use of, pledged Gate Leaseholds as needed for its continued and future operations over its pledged Routes or using the pledged FAA Slots, (c) take all actions reasonably necessary, or in the reasonable judgment of the Collateral Trustee, advisable in order to maintain its material rights to use its pledged Routes (including, without limitation, protecting its pledged Routes from dormancy or withdrawal by the DOT or any applicable Foreign Aviation Authorities) and to have access to its pledged Gate Leaseholds, and (d) pay any applicable filing fees and other expenses related to the submission of applications, renewal requests, and other filings as may be reasonably necessary to maintain or obtain its rights in its pledged Routes and have access to its pledged Gate Leaseholds.

Section 4.17.	UK Debenture.

In respect of applicable pledged Slots located in the United Kingdom, the Company shall undertake commercially reasonable efforts to execute and deliver the UK Debenture as promptly as practicable after the Issue Date.

ARTICLE 5

SUCCESSORS

Section 5.01.	Merger, Consolidation, or Sale of Assets.

(a)                Neither the Company nor UAH (whichever is applicable, the “Subject Company”) shall consolidate with or merge into, or convey, transfer or lease all or substantially all its properties and assets to, any Person unless:

(1)                either:

(A)              the Subject Company is the surviving corporation; or

(B)              (i) the resulting, surviving or transferee Person (the “Successor”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor (if not the Subject Company) shall expressly assume by a supplemental indenture and joinders or supplements to the Security Documents, all of the obligations of the Subject Company under the Notes, this Indenture and the Security Documents, as applicable and (ii) if the Company is the Subject Company, the Successor has all necessary certificates, exemptions, franchises, licenses, permits, designations, rights, concessions, authorizations, frequencies and consents that are material to the operation of the pledged Routes and pledged Slots and to maintain the pledged Gate Leaseholds, and to the conduct of its business and operations as currently conducted;

(2)                immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(3)                the Subject Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

(b)                Section 5.01(a) will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Grantors. Clauses (2) and (3) of Section 5.01(a) will not apply to the Airline/Parent Merger or any merger, consolidation or transfer of assets:

(1)                between or among UAH and any of its Restricted Subsidiaries for any purpose;

(2)                of the Company with or into one of UAH’s Restricted Subsidiaries for any purpose; or

(3)                with or into an Affiliate solely for the purpose of reincorporating a Subject Company in another jurisdiction.

Section 5.02.	Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of any Subject Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the Successor formed by such consolidation or into or with which such Subject Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” or to “UAH”, as applicable, shall refer instead to the Successor and not to such Subject Company), and may exercise every right and power of such Subject Company under this Indenture with the same effect as if such Successor had been named as such Subject Company herein; provided, however, that the predecessor Subject Company shall not be relieved from the obligation to pay the principal of, and premium, if any, interest and Special Interest, if any, on the Notes except in the case of a sale of all of such Subject Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01.	Events of Default.

For each series of Notes, each of the following is an “Event of Default” with respect to such series (and all Notes of such series):

(1)                default in the payment of any installment of interest (including Special Interest, if any) on the Notes of such series for 30 days after becoming due and payable;

(2)                default in the payment of principal of or premium, if any, on the Notes of such series when they become due and payable at their Stated Maturity, upon redemption, by declaration or otherwise;

(3)                failure by the Company or any Guarantor to comply with the provisions of Sections 4.10 or 5.01 hereof applicable to Notes of such series;

(4)                failure by the Company or any Guarantor to observe or perform any covenant or agreement in the Indenture, the Notes or the Security Documents applicable to Notes of such series, which continues for a period of 60 days after the notice specified in this Section 6.01;

(5)                (a) the Company or any Guarantor shall default in the performance of any obligation relating to Material Indebtedness and any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with, and as a result of such default the holder or holders of such Material Indebtedness or any trustee or agent on behalf of such holder or holders shall have caused such Material Indebtedness to become due prior to its scheduled final maturity date or (b) the Company or any Guarantor shall default in the payment of the outstanding principal amount due on the scheduled final maturity date of any Indebtedness outstanding under one or more agreements of the Company or a Guarantor, any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with and such failure to make payment when due shall be continuing for a period of more than five (5) consecutive Business Days following the applicable scheduled final maturity date thereunder, in an aggregate principal amount at any single time unpaid exceeding $200,000,000;

(6)                failure by UAH, the Company or any of UAH’s Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $150,000,000 (determined net of amounts covered by insurance policies issued by creditworthy insurance companies or by third party indemnities or a combination thereof), which judgments are not paid, discharged, bonded, satisfied or stayed for a period of sixty (60) days;

(7)                except as permitted by this Indenture, any Note Guarantee, as it relates to such series of Notes, is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor party thereto denies or disaffirms in writing its obligations under such Note Guarantee;

(8)                (a) any material provision of any Security Document ceases to be valid and binding obligations of the Company or any applicable Grantor party thereto for a period of 60 consecutive days after the Company receives the notice specified in this Section 6.01, or (b) the lien on any material portion of the Collateral (having an Appraised Value in excess of $100,000,000 in the aggregate) shall cease to be or shall not be a valid and perfected (to the extent required by this Indenture or such Security Documents) Lien having the priorities contemplated hereby or thereby (subject to Permitted Liens, and except as permitted by the terms of this Indenture or such Security Documents, or resulting from any action, delay or inaction by the Collateral Trustee or Trustee) for a period of 60 consecutive days after the Company receives the notice specified in this Section 6.01;

(9)                UAH, the Company, or any of UAH’s Restricted Subsidiaries that are Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

(A)              commences a voluntary case,

(B)              consents to the entry of an order for relief against it in an involuntary case,

(C)              consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)              makes a general assignment for the benefit of its creditors, or

(E)               generally is not paying its debts as they become due; and

(10)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)              is for relief against UAH, the Company or any of UAH’s Restricted Subsidiaries that are Significant Subsidiaries in an involuntary case;

(B)              appoints a custodian of UAH, the Company or any of UAH’s Restricted Subsidiaries that are Significant Subsidiaries; or

(C)              orders the liquidation of the UAH, the Company or any of UAH’s Restricted Subsidiaries that are Significant Subsidiaries;

and the order or decree remains unstayed and in effect for 60 consecutive days;

Notwithstanding the foregoing, any time period set forth above to cure any actual or alleged default or Event of Default may be extended or stayed by a court of competent jurisdiction.

A Default under Sections 6.01(4) and (8) above will not constitute an Event of Default with respect to any series of Notes until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Notes of that series notify the Company and the Trustee of the Default (such notice being a “Notice of Default”) and the Company (or UAH or the applicable Guarantor or Grantor, as the case may be) does not cure such Default within 60 days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

For avoidance of doubt, an Event of Default with respect to Notes of any series will not necessarily be an Event of Default with respect to Notes of any other series.

Section 6.02.	Acceleration.

In the case of an Event of Default specified in clause (9) or (10) of Section 6.01 hereof, with respect to the Company, UAH or any of UAH’s Restricted Subsidiaries that are Significant Subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing with respect to any series of Notes, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series may, by written notice to the Company (and to the Trustee if such notice is given by the Holders), declare all the Notes of such series to be due and payable immediately.

Upon any such declaration, the Notes of such series shall become due and payable immediately.

Holders of a majority in aggregate principal amount of the then outstanding Notes of such series by written notice to the Trustee may, on behalf of the Holders of all of the Notes of such series, rescind an acceleration and its consequences hereunder, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest (including Special Interest, if any) on, the Notes of such series.

Section 6.03.	Other Remedies.

If an Event of Default with respect to any series of Notes occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest (including Special Interest, if any) on the Notes of such series or to enforce the performance of any provision of the Notes of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default with respect to any series of Notes shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.	Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes of any series by written notice to the Trustee may, on behalf of the Holders of all of the Notes of such series, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest (including Special Interest, if any) on, the Notes of such series (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.	Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee (in respect of Notes of such series). However, the Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium on, if any, and interest.

Section 6.06.	Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, or interest (including Special Interest, if any) when due, no Holder may pursue any remedy with respect to this Indenture or the Notes of such series unless:

(1)                such Holder has previously given the Trustee written notice that an Event of Default with respect to such series is continuing;

(2)                Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series make a written request to the Trustee to pursue the remedy;

(3)                such Holder or Holders of Notes of such series offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(4)                the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5)                during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes of such series do not give the Trustee a direction inconsistent with such request.

A Holder of Notes of any series may not use this Indenture to prejudice the rights of another Holder of that series or to obtain a preference or priority over another Holder of that series (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not actions or forbearances by a Holder would prejudice the rights of another Holder or result in a preference of priority over another Holder).

Section 6.07.	Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Note (including Special Interest, if any), on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08.	Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing with respect to Notes of any series, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest (including Special Interest, if any) remaining unpaid on, the Notes of such series and interest (including Special Interest, if any) on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.	Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders of Notes, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders of Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.	Priorities.

If, in connection with any Event of Default or acceleration of any series of Notes, the Trustee collects any money pursuant to this Article 6 or, while an Event of Default with respect to any such series of Notes is continuing, any other money or property distributable in respect of the obligations of the Company or any Guarantor under this Indenture, it shall pay out the money in the following order (in each case ratably as between such series of Notes):

First: to the Trustee, its agents and attorneys for amounts due under Section 7.06 hereof, including, as applicable, payment of all reasonable compensation, out-of-pocket expenses and liabilities incurred, and all advances made, by the Trustee and the costs and reasonable out-of-pocket expenses of collection;

Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Special Interest, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any and interest (including Special Interest, if any), respectively; and

Third: to the Company, the Guarantor, if applicable, or to such party as a court of competent jurisdiction shall direct.

The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Holders of Notes of any series pursuant to this Section 6.10.

Section 6.11.	Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes (or, as to enforcement of any right or remedy or action solely in relation to a specific series of Notes and not affecting or relating to the Collateral, of the then outstanding Notes of such series).

ARTICLE 7

TRUSTEE

Section 7.01.	Duties of Trustee.

(a)                If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                Except during the continuance of an Event of Default:

(1)                the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)                in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                The Trustee may not be relieved from liabilities for its own gross negligent action, its own gross negligent failure to act, or its own willful misconduct, except that:

(1)                this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)                the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3)                the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof or in accordance with the direction of a majority in aggregate principal amount of Notes outstanding (or of Notes outstanding of the applicable series, as applicable) relating to the exercise of any right or power of the Trustee under this Indenture.

(d)                Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)                No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request or direction of any Holders of Notes, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)                 The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                The Trustee is hereby authorized to execute the Collateral Trust Agreement and any other Security Document to which it may be a party and perform its obligations in accordance with their terms, and the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be compensated, reimbursed and indemnified, are extended to the Trustee’s execution and performance of each such agreement.

Section 7.02.	Rights of Trustee.

(a)                The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)                Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)                 Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate.

(g)                The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes unless such Holders of Notes have offered to the Trustee reasonable indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(h)                In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)                 The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(j)                 The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

(k)                The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 7.03.	Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may become a creditor of, or otherwise deal with the Company, UAH or any of their respective Affiliates with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 hereof.

Section 7.04.	Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes, the Note Guarantees, the Security Documents or the Collateral, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Offering Memorandum, the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.	Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest (including Special Interest, if any) on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of Notes.

Section 7.06.	Compensation and Indemnity.

(a)                The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                The Company will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company or any Guarantor (including this Section 7.06) and defending itself against any claim (whether asserted by the Company, any Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. The Company shall not pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)                The obligations of the Company under this Section 7.06 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d)                To secure the Company’s payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(e)                When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07.	Replacement of Trustee.

(a)                A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b)                The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1)                the Trustee fails to comply with Section 7.09 hereof;

(2)                the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)                a custodian or public officer takes charge of the Trustee or its property; or

(4)                the Trustee becomes incapable of acting.

(c)                If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)                If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                 A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders of Notes. The retiring

Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Company’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08.	Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09.	Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.	Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes of any series upon compliance with the conditions set forth below in this Article 8.

Section 8.02.	Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02 with respect to Notes of any series, the Company and each Guarantor will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes (including the Note Guarantees) of such series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees) of such series, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all its other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)                the rights of Holders of outstanding Notes of such series to receive payments in respect of the principal of, or interest (including Special Interest, if any) or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)                the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3)                the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s and each Guarantor’s obligations in connection therewith; and

(4)                this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 with respect to any series of Notes notwithstanding the prior exercise of its option under Section 8.03 hereof with respect to such series.

Section 8.03.	Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to any series of Notes, the Company and each Guarantor will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04, 4.06, 4.07, 4.08, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16 hereof with respect to the outstanding Notes of such series on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such series will thereafter be deemed not “outstanding” for the purposes of any determination of the Priority Debt Coverage Ratio or Total Debt Coverage Ratio, or any direction, waiver, consent or declaration or act of Holders of Notes (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes of such series, and Note Guarantees in respect thereof, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof with respect to such series of Notes, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 with respect to any series of Notes, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(8) hereof will not constitute Events of Default with respect to such series of Notes.

Section 8.04.	Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof with respect to any series of Notes:

(1)                the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Notes of such series, cash in U.S. dollars, non-callable Government Securities, or a combination thereof (together with any proceeds or other return thereon while held on deposit, a “Redemption Deposit”), in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium, if any, and interest (including Special Interest, if any) on, the outstanding Notes of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes of such series are being defeased to such stated date for payment or to a particular redemption date;

(2)                in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of Notes of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                no Event of Default with respect to Notes of such series has occurred and is continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

(5)                such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Company or any of the Guarantors is a party or by which the Company or any of the Guarantors is bound;

(6)                the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes of such series over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)                the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Upon a Legal Defeasance or Covenant Defeasance with respect to any series of Notes, the Collateral Trustee will cease to be a party to the Security Documents on behalf of the Holders of Notes of such series (but shall remain as such a party on behalf of Holders any other series of Notes as to which it is then such a party), and the Collateral will no longer secure the Notes of such series (and such Notes shall no longer be Priority Lien Debt). The Collateral will be so released from the Liens securing the Notes of such series (as to which a Legal Defeasance or Covenant Defeasance has occurred) in accordance with applicable requirements in the Collateral Trust Agreement, and each of the Trustee and Collateral Trustee will promptly provide any documents or releases reasonably requested by the Company to evidence any such release.

Section 8.05.          Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) (as the applicable Redemption Deposit) pursuant to Section 8.04 hereof in respect of the outstanding Notes of any series will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (including Special Interest, if any), but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against any Redemption Deposit deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes of any series.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company all or any applicable portion of Redemption Deposit held by it as provided in Section 8.04 hereof with respect to any series of Notes which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), is in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance in respect of such series of Notes.

Section 8.06.          Repayment to Company.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on (including Special Interest, if any), any Note and remaining unclaimed for two years after such principal, premium, if any, or interest (including Special Interest, if any) has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07.          Reinstatement.

If the Trustee or Paying Agent is unable to apply a Redemption Deposit in accordance with Section 8.02 or 8.03 hereof with respect to Notes of any series, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantor’s obligations under the Notes of such series, and this Indenture and the Note Guarantees as applicable to Notes of such series, will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such Redemption Deposit in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest (including Special Interest, if any) on, any Note of such series following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes of such series to receive such payment from such Redemption Deposit held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.          Without Consent of Holders of Notes.

Notwithstanding Section 9.02 of this Indenture, as to each series of Notes, the Company, UAH, any other future Guarantor, and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees without the consent of any Holder of the applicable series of Notes (or any Holder of any other series of Notes):

(1)                to surrender any right or power conferred upon the Company or UAH, to add to the covenants such further covenants, restrictions, conditions or provisions for the protection of the Holders of any series of Notes and to make the occurrence, or the occurrence and continuance, of a default in respect of any such additional covenants, restrictions, conditions or provisions a Default or an Event of Default under this Indenture with respect to such series; provided, however, that with respect to any such additional covenant, restriction, condition or provision, such amendment may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other Defaults, may provide for an immediate enforcement upon such Default, may limit the remedies available to the Trustee upon such Default or may limit the right of Holders of a majority in aggregate principal amount of the Notes of any series to waive such default;

(2)                to cure any ambiguity, defect or inconsistency;

(3)                to provide for uncertificated Notes in addition to or in place of certificated Notes;

(4)                to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

(5)                to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder of any Holder;

(6)                to conform the text of any of the Note Documents to any provision of the “Description of Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of such Note Documents, as determined in good faith by an officer of the Company and set forth in an Officers’ Certificate to that effect;

(7)                to enter into additional or supplemental Security Documents or provide for additional Collateral;

(8)                to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or to release Collateral in accordance with the terms of this Indenture and the Security Documents;

(9)                to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date of this Indenture;

(10)            to make any change to the percentage of principal amount of notes of the Holders which must consent to any amendment or waiver; or

(11)            to allow any Guarantor (or Subsidiary of UAH so becoming a Guarantor) to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee and the Collateral Trustee will join with the Company and each Guarantor in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Collateral Trustee will be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.          With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company, the Trustee and the Collateral Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.07 and 4.10 hereof) as it applies to any series of Notes, the Notes of any such series and the Note Guarantees in respect thereof with the consent of the Company and the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) of the applicable series voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes of such series), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes of any series, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture and it applies to any series of Notes, the Notes of any such series or the Note Guarantees in respect thereof may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) of the applicable series voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes of such series). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee and the Collateral Trustee of evidence satisfactory to the Trustee of the consent of the applicable Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, each of the Trustee and the Collateral Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s and/or the Collateral Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and/or the Collateral Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes of the applicable series under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes of any series then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture and it applies to such series of Notes, the Notes of such series or the Note Guarantees in respect thereof. However, with respect to each series of Notes, without the consent of each Holder of such series affected thereby, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)                reduce the principal amount of Notes of such series whose Holders must consent to an amendment, supplement or waiver;

(2)                reduce the principal of or change the fixed maturity of any Note of such series or alter or waive any of the provisions with respect to the redemption of the Notes of such series (except as provided above with respect to Sections 3.09, 4.07 and 4.10 hereof);

(3)                reduce the rate of or change the time for payment of interest, including default interest or Special Interest, on any Note of such series;

(4)                waive a Default or Event of Default in the payment of principal of, or premium, if any, or interest (including Special Interest, if any) on, the Notes of such series (except a rescission of acceleration of the Notes of such series by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of such series and a waiver of the payment default that resulted from such acceleration);

(5)                make any Note of such series payable in money other than that stated in the Notes of such series;

(6)                make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes of such series to receive payments of principal of, premium on, if any, or interest (including Special Interest, if any) on, the Notes;

(7)                waive a redemption payment with respect to any Note of such series (other than a payment required by Sections 3.09, 4.07 and 4.10 hereof);

(8)                make any change to the percentage of principal amount of Notes of such series the Holders of which must consent to an amendment or waiver;

(9)                except as provided under Article 8 hereof, or in connection with a consolidation, merger or conveyance, transfer or lease of assets pursuant to this Indenture, release any Guarantor from its obligations under its Note Guarantee (other than as provided in Section 10.05) or make any change in the Note Guarantee that would adversely affect such Holder; or

(10)            make any change in the preceding amendment and waiver provisions.

Any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of Holders of at least 75% in aggregate principal amount of Notes then outstanding.

Section 9.03.          Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04.          Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05.          Trustee to Sign Amendments, etc.

Each of the Trustee and the Collateral Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Collateral Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, each of the Trustee and the Collateral Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.02 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10

NOTE GUARANTEES

Section 10.01.      Guarantee.

(a)                Subject to the provisions of this Article 10, for each series of Notes, the Guarantor hereby unconditionally guarantees to each Holder of a Note of such series authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)                the principal of, premium, if any, and interest (including Special Interest, if any) on, the Notes of such series will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders of Notes of such series or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)                in case of any extension of time of payment or renewal of any Notes of such series or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)                The Guarantor hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)                If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantor, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)                The Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders of Notes in respect of any obligations guaranteed hereby until payment in full of all obligations (other than contingent obligations) guaranteed hereby. Each Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purpose of this Note Guarantee. The Guarantor will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders of Notes under the Note Guarantee.

Section 10.02.      Limitation on Guarantor Liability.

The Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders of Notes and the Guarantor hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of the Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance. The Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Guarantor in a pro rata amount based on the adjusted net assets of each Guarantor.

Section 10.03.      Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01 hereof with respect to each series of Notes, the Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note of such series authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of the Guarantor by one of its Officers.

The Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 10.04.      Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Article 5 and Section 10.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless either:

(1)                subject to Article 5 and Section 10.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under the Note Guarantees and this Indenture on the terms set forth herein or therein, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee and the Collateral Trustee; or

(2)                subject to Article 5, the net proceeds of such sale or other disposition, if any, are applied in accordance with the applicable provisions of this Indenture.

Subject to Article 5, in case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and the Collateral Trustee and satisfactory in form to the Trustee and the Collateral Trustee, of the Note Guarantee endorsed upon such series of Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes of such series issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (1) and (2) of this Section 10.04, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.05.      Releases.

(a)                In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transactions) the Company or a Restricted Subsidiary of the Company or the merger or consolidation of a Guarantor with or into the Company or another Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be automatically released and relieved of any obligations under its Note Guarantee. Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee and Collateral Trustee, as applicable, will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

(b)                Upon designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of this Indenture, such Guarantor will be automatically released and relieved of any obligations under its Note Guarantee.

(c)                Upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 11 hereof, each Guarantor will be automatically released and relieved of any obligations under its Note Guarantee.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest (including Special Interest, if any) and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

ARTICLE 11

SATISFACTION AND DISCHARGE

Section 11.01.      Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes (or all Notes of an applicable series) issued hereunder, when:

(1)                either:

(A)              all such Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B)              all such Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any

Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of such Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such Notes not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest (including Special Interest, if any) on, such Notes to the date of maturity or redemption;

(2)                in respect of 11.01(1)(B), no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)                the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4)                the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 hereof will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02.      Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (including Special Interest, if any) for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest (including Special Interest, if any) on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12

COLLATERAL AND SECURITY

Section 12.01.      Security Interest.

The due and punctual payment of the principal of, premium (if any), interest and Special Interest, if any, on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium (if any), interest and Special Interest, if any, on the Notes and performance of all other obligations of the Company to the Holders of Notes or the Trustee and the Notes, according to the terms hereunder or thereunder, are secured as provided in the Security Documents. Each Holder, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and appoints Wilmington Trust, National Association as the Trustee and as the Collateral Trustee, and each Holder and the Trustee direct the Collateral Trustee to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company consents and agrees to be bound by the terms of the Security Documents, as the same may be in effect from time to time, and agrees to perform its obligations thereunder in accordance therewith. The Company will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be required by the provisions of the Security Documents, to assure and confirm to the Collateral Trustee the security interest in the Collateral contemplated by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes. The Company will take, and will cause its Subsidiaries to take, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the Priority Lien Obligations, a valid and enforceable perfected Lien in and on all the Collateral in favor of the Collateral Trustee for the benefit of the Holders of Notes, holders of other Priority Lien Obligations, to the extent required by, with the Lien priority required under, and subject to the qualifications set forth within, the Secured Debt Documents. Notwithstanding anything to the contrary in any Note Document, (A) no perfection actions or steps will be required to be taken by UAH or any Grantor (i) in any jurisdiction other than the United States (or any state thereof), except in connection with the UK Debenture, or (ii) under or in connection with any Security Document governed by the laws of a jurisdiction other than the United States (or any state thereof), except the UK Debenture, and (B) neither UAH nor an Grantor shall be required to record any leasehold interests, make any fixture filings, or make any other real property recordings or filings, or other actions in connection with the perfection of real property interests in any jurisdiction, in connection with the Lien on any Gate Leasehold (to the extent characterized as interests in real property) that are included in the Collateral.

Section 12.02.      Collateral Trust Agreement.

This Article 12 and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement. The Company consents to, and agrees to be bound by, the terms of the Collateral Trust Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance with the terms therewith.

Section 12.03.      Release of Liens in Respect of the Notes.

The Collateral Trustee’s Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Liens on the Collateral will terminate and be discharged with respect to all Notes or all Notes of a series, as applicable:

(1)                upon satisfaction and discharge of this Indenture in accordance with Article 11;

(2)                upon a Legal Defeasance or Covenant Defeasance of the Notes of such series in accordance with Article 8;

(3)                upon payment in full and discharge of all Notes of such series outstanding under this Indenture and all Obligations (other than Obligations in respect of Notes of any series not being so discharged) that are outstanding, due and payable under this Indenture at the time the Notes of such series are paid in full and discharged; and

(4)                in whole or in part, with the consent of the Holders of the requisite percentage of Notes or Notes of such series, as applicable, in accordance with Article 9.

In addition, the Collateral Trustee’s Liens on the Collateral will be released upon the terms and subject to the conditions set forth in Section 4.1 of the Collateral Trust Agreement.

Section 12.04.      Collateral Trustee.

(a)                The Collateral Trustee will hold (directly or through co-trustees or agents) and is directed by each Holder to so hold, and will be entitled to enforce on behalf of the holders of Priority Lien Obligations and Junior Lien Obligations (if any), all Liens on the Collateral created by the Security Documents for their benefit, subject to the provisions of the Collateral Trust Agreement.

(b)                Neither the Company nor their Affiliates and no Secured Debt Representative may serve as Collateral Trustee.

(c)                Except as provided in the Collateral Trust Agreement or as directed by an Act of Required Debtholders in accordance with the Collateral Trust Agreement, the Collateral Trustee will not be obligated:

(1)                to act upon directions purported to be delivered to it by any Person;

(2)                to foreclose upon or otherwise enforce any Lien; or

(3)                to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

(d)                The Company will indemnify the Collateral Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with this Indenture, including defending itself against any claim (whether asserted by the Company, any Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to (1) its gross negligence, willful misconduct or bad faith or (2) its breach of this Indenture or any Security Document. The Collateral

Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Collateral Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Collateral Trustee will cooperate in the defense. The Collateral Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. The Company shall not pay for any settlement made without its consent, which consent will not be unreasonably withheld. The obligations of the Company under this Section 12.04(d) will survive the satisfaction and discharge of this Indenture.

ARTICLE 13

MISCELLANEOUS

Section 13.01.      Notices.

Any notice or communication by the Company, any Guarantor, the Collateral Trustee or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

United Airlines, Inc.

233 South Wacker Drive

Chicago, Illinois 60606

Tel: 872-825-3211

Fax: 872-825-0316

Attention: Treasurer

Email: Pam.Hendry@united.com

If to the Trustee or Collateral Trustee:

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Tel: 302-636-6294

Fax: 302-636-4140

Attention: Corporate Trust Administration

Email: cmay@wilmingtontrust.com

The Company, any Guarantor, the Collateral Trustee or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders of Notes) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be delivered to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders of Notes.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders of Notes, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.02.      Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1)                an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)                an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.03.      Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)                a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)                a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)                a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.04.      Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05.      No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantor under the Note Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.06.      Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.07.      No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.08.      Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05 hereof.

Section 13.09.      Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.10.      Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.11.      Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

SIGNATURES

Dated as of April 21, 2021

UNITED AIRLINES, INC.

By:	/s/ Pamela S. Hendry
Name: Pamela S. Hendry
Title: Vice President and Treasurer

UNITED AIRLINES HOLDINGS, INC.

By:	/s/ Pamela S. Hendry
Name: Pamela S. Hendry
Title: Vice President and Treasurer

[Signature Page to the Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Chad May
Name: Chad May
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS COLLATERAL TRUSTEE

By:	/s/ Chad May
Name: Chad May
Title: Vice President

[Signature Page to the Indenture]

Exhibit A

[Face of Note]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, pursuant to the provisions of the Indenture]

CUSIP/ISIN

[4.375% Senior Secured Notes due 2026]1 [4.625% Senior Secured Notes due 2029]2

No.	$

UNITED AIRLINES, INC.

promises to pay to                  or registered assigns,

the principal sum of __________________________________________________________ DOLLARS on [April 15, 2026]3 [April 15, 2029]4.

Interest Payment Dates: April 15 and October 15, commencing on October 15, 2021

Record Dates: April 1 and October 1

Dated: __________, 20__

[Signature Page Follows]

1 Include for 2026 Notes.

2 Include for 2029 Notes.

3 Include for 2026 Notes.

4 Include for 2029 Notes.

Exhibit A

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually, electronically or by facsimile by its duly authorized officer as of the date first written above.

UNITED AIRLINES, INC.

By:
Name:
Title:

[Signature Page to the Global Note]

Exhibit A

This is one of the Notes referred to

in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[Signature Page to the Global Note]

Exhibit A

[Back of Note]

[4.375% Senior Secured Notes due 2026]5 [4.625% Senior Secured Notes due 2029]6

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)                INTEREST. United Airlines, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at [4.375%]7[4.625%]8 per annum from [April 21, 2021] until maturity and shall pay the Special Interest, if any, payable pursuant to Section 4.14 of the Indenture. The Company will pay interest semi-annually in arrears on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be [October 15, 2021]. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2)                METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Special Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Special Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Special Interest, if any, may be made by check mailed to the Holders of Notes at their addresses set forth in the register of Holders of Notes; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Special Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)                PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4)                INDENTURE. The Company issued the Notes under an Indenture dated as of April 21, 2021 (the “Indenture”) among the Company, the Guarantor, the Trustee and the Collateral Trustee. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with

5 Include for 2026 Notes.

6 Include for 2029 Notes.

7 Include for 2026 Notes.

8 Include for 2029 Notes.

the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Notes and all other Priority Lien Obligations will be secured, equally and ratably, by a Priority Lien on all assets of the Company that constitute Collateral, subject to Permitted Liens. The Notes are secured by a pledge of Collateral pursuant to the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)                OPTIONAL REDEMPTION. At any time prior to the Stated Maturity of the Notes the Company may on any one or more occasions redeem all or a part of the Notes at a redemption price and upon the other terms and conditions set forth in Section 3.07 of the Indenture.

(6)                MANDATORY REDEMPTION. The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)                REPURCHASE AT THE OPTION OF HOLDER.

(a)                Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes will have the right to require the Company to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Special Interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)                In accordance with Section 4.07 of the Indenture, the Company will be required to offer to purchase the Notes upon certain Collateral Dispositions.

(8)                NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 15 days but not more than 45 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 45 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $2,000 may be redeemed in part but only in integral multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.

(9)                DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)            PERSONS DEEMED OWNERS. The registered Holder may be treated as its owner for all purposes.

(11)            NOTE GUARANTEES. This Note will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantor, the Trustee and the Holders.

(12)            AMENDMENT, SUPPLEMENT AND WAIVER. The provisions governing amendment, supplement and waiver of any provision of the Indenture or the Notes or the Note Guarantees are set forth in Article 9 of the Indenture.

(13)            DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture

(14)            TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(15)            NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company or any Guarantor will not have any liability for any obligations of the Company or any Guarantor under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(16)            AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(17)            ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(18)            CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders of Notes. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19)            GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

United Airlines, Inc.

233 South Wacker Drive

Chicago, Illinois 60606

Tel: 872-825-3211

Fax: 872-825-0316

Attention: Treasurer

Email: Pam.Hendry@united.com

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                     to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 or 4.10 of the Indenture, check the appropriate box below:

☐ Section 4.07	☐ Section 4.10

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.07 or Section 4.10 of the Indenture, state the amount you elect to have purchased:

$_______________

Date: _______________

Your Signature:

(Sign exactly as your name appears on the face of this

Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

[To be inserted for Global Note]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount [at maturity] of this Global Note	Amount of increase in Principal Amount [at maturity] of this Global Note	Principal Amount [at maturity] of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

United Airlines, Inc.

233 South Wacker Drive

Chicago, Illinois 60606

Tel: 872-825-3211

Fax: 872-825-0316

Attention: Treasurer

Email: Pam.Hendry@united.com

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Tel: 302-636-6294

Fax: 302-636-4140

Attention: Corporate Trust Administration

Email: cmay@wilmingtontrust.com

Re: [4.375% Senior Secured Notes due 2026]9 [4.625% Senior Secured Notes due 2029]10

Reference is hereby made to the Indenture, dated as of April 21, 2021 (the “Indenture”), among United Airlines, Inc., as issuer (the “Company”), Wilmington Trust, National Association, as trustee and as collateral trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

9 Include for 2026 Notes.

10 Include for 2029 Notes.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Legended Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)       ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)       ☐ such Transfer is being effected to the Company or a subsidiary thereof.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)       ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)       ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)       ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1. The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐	a beneficial interest in the:

	(i)	☐	144A Global Note (CUSIP _________), or

	(ii)	☐	Regulation S Global Note (CUSIP _________), or

(b)	☐	a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐	a beneficial interest in the:

	(i)	☐	144A Global Note (CUSIP _________), or

	(ii)	☐	Regulation S Global Note (CUSIP _________), or

	(iii)	☐	Unrestricted Global Note (CUSIP _________); or

(b)	☐	a Restricted Definitive Note; or

(c)	☐	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

United Airlines, Inc.

233 South Wacker Drive

Chicago, Illinois 60606

Tel: 872-825-3211

Fax: 872-825-0316

Attention: Treasurer

Email: Pam.Hendry@united.com

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Tel: 302-636-6294

Fax: 302-636-4140

Attention: Corporate Trust Administration

Email: cmay@wilmingtontrust.com

Re:	[4.375% Senior Secured Notes due 2026][11] [4.625% Senior Secured Notes due 2029][12]

(CUSIP ____________)

Reference is hereby made to the Indenture, dated as of April 21, 2021 (the “Indenture”), among United Airlines, Inc., as issuer (the “Company”), Wilmington Trust, National Association, as trustee and as collateral trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.       Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)       ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

11 Include for 2026 Notes.

12 Include for 2029 Notes.

(b)       ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)       ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)       ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.       Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)       ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)       ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note or Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private

Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ______________________

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of ________________, 20__, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of United Airlines, Inc. (or its permitted successor), a Delaware corporation (the “Company”), the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral trustee under the Indenture referred to below.

W I T N E S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 21, 2021 providing for the issuance of 4.375% Senior Secured Notes due 2026 (the “ 2026 Notes”) and 4.625% Senior Secured Notes due 2029 (the “2029 Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of Notes as follows:

1.       Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.       Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

3.       No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

4.       NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.       Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.       Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.       The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _______________, 20___

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

UNITED AIRLINES, INC.

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee

By:
Authorized Signatory

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each of the undersigned (including any successor Person under the Indenture) hereby, jointly and severally, unconditionally guarantees, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of April 21, 2021 (the “Indenture”) among United Airlines, Inc., (the “Company”), the Guarantors party thereto, Wilmington Trust, National Association, as trustee (the “Trustee”) and as collateral trustee, (a) the due and punctual payment of the principal of, premium, if any, and interest (including Special Interest, if any) on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders of Notes or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. This Note Guarantee will become effective in accordance with Article 10 of the Indenture and its terms shall be evidenced therein. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[Signature Page Follows]

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IN WITNESS HEREOF, each Guarantor has caused this Notation of Guarantee to be signed manually, electronically or by facsimile by its duly authorized officer.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

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